                                                                    EXHIBIT 99.1


                           ASSET PURCHASE AGREEMENT,

                         DATED AS OF OCTOBER 22, 1996

                                    BETWEEN

                       BEHAVIORAL HEALTHCARE CORPORATION

                                      AND

                        COMMUNITY PSYCHIATRIC CENTERS,

              COMMUNITY PSYCHIATRIC CENTERS OF CALIFORNIA, INC.,

            COMMUNITY PSYCHIATRIC CENTERS PROPERTIES INCORPORATED,

                COMMUNITY PSYCHIATRIC CENTERS OF FLORIDA, INC.,

                      FLORIDA HOSPITAL PROPERTIES, INC.,

                 COMMUNITY PSYCHIATRIC CENTERS OF IDAHO, INC.,

            COMMUNITY PSYCHIATRIC CENTERS OF NORTH CAROLINA, INC.,

                    CPC PROPERTIES OF NORTH CAROLINA, INC.,

                 COMMUNITY PSYCHIATRIC CENTERS OF KANSAS, INC.,

                        CPC PROPERTIES OF KANSAS, INC.,

                            CPC OF LOUISIANA, INC.,

                      CPC PROPERTIES OF LOUISIANA, INC.,

           COMMUNITY PSYCHIATRIC CENTERS PROPERTIES OF TEXAS, INC.,

                 COMMUNITY PSYCHIATRIC CENTERS OF UTAH, INC.,

                         CPC PROPERTIES OF UTAH, INC.,

               COMMUNITY PSYCHIATRIC CENTERS OF ARKANSAS, INC.,

                          CPC PROPERTIES OF ARKANSAS,

              COMMUNITY PSYCHIATRIC CENTERS OF MISSISSIPPI, INC.,

                     CPC PROPERTIES OF MISSISSIPPI, INC.,

               COMMUNITY PSYCHIATRIC CENTERS OF MISSOURI, INC.,

                             CPC PROPERTIES, INC.,

                          OLD ORCHARD HOSPITAL, INC.,

                       CPC PROPERTIES OF ILLINOIS, INC.,

                COMMUNITY PSYCHIATRIC CENTERS OF INDIANA, INC.,

                       CPC PROPERTIES OF INDIANA, INC.,

                  CPC MANAGED CARE HEALTH SERVICES, INC., and

                      COMMUNITY BEHAVIORAL HEALTH SYSTEMS

                            ASSET PURCHASE AGREEMENT
                            ------------------------

          THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated October 22, 1996, is by and between COMMUNITY PSYCHIATRIC CENTERS, a Nevada corporation ("CPC"), COMMUNITY PSYCHIATRIC CENTERS OF CALIFORNIA, INC., a California corporation, COMMUNITY PSYCHIATRIC CENTERS PROPERTIES INCORPORATED, a California corporation, COMMUNITY PSYCHIATRIC CENTERS OF FLORIDA, INC., a Florida corporation, FLORIDA HOSPITAL PROPERTIES, INC., a Florida corporation, COMMUNITY PSYCHIATRIC CENTERS OF IDAHO, INC., an Idaho corporation, COMMUNITY PSYCHIATRIC CENTERS OF NORTH CAROLINA, INC., a North Carolina corporation, CPC PROPERTIES OF NORTH CAROLINA, INC., a North Carolina corporation, COMMUNITY PSYCHIATRIC CENTERS OF KANSAS, INC., a Kansas corporation, CPC PROPERTIES OF KANSAS, INC., a Kansas corporation, CPC OF LOUISIANA, INC., a Louisiana corporation, CPC PROPERTIES OF LOUISIANA, INC., a Louisiana corporation, COMMUNITY PSYCHIATRIC CENTERS PROPERTIES OF TEXAS, INC., a Texas corporation, COMMUNITY PSYCHIATRIC CENTERS OF UTAH, INC., a Utah corporation, CPC PROPERTIES OF UTAH, INC., a Utah corporation, COMMUNITY PSYCHIATRIC CENTERS OF ARKANSAS, INC., an Arkansas corporation, CPC PROPERTIES OF ARKANSAS, an Arkansas corporation, COMMUNITY PSYCHIATRIC CENTERS OF MISSISSIPPI, INC., a Mississippi corporation, CPC PROPERTIES OF MISSISSIPPI, INC., a Mississippi corporation, COMMUNITY PSYCHIATRIC CENTERS OF MISSOURI, INC., a Missouri corporation, CPC PROPERTIES, INC., a Missouri corporation, OLD ORCHARD HOSPITAL, INC., an Illinois corporation, CPC PROPERTIES OF ILLINOIS, INC., an Illinois corporation, COMMUNITY PSYCHIATRIC CENTERS OF INDIANA, INC., an Indiana corporation, CPC PROPERTIES OF INDIANA, INC., an Indiana corporation, CPC MANAGED CARE HEALTH SERVICES, INC., a ___________ corporation, and COMMUNITY BEHAVIORAL HEALTH SYSTEMS, a __________ corporation (collectively with CPC, the "Sellers"), and BEHAVIORAL HEALTHCARE CORPORATION, a Delaware corporation (the "Parent"), individually and on behalf of various wholly-owned subsidiaries of the Parent (collectively, the "BHC Subs"), (the BHC Subs and the Parent, collectively and individually when the context so requires, the "Purchaser").

                                    RECITALS
                                    --------

          WHEREAS, the Sellers own all the outstanding capital stock of Community Psychiatric Centers of Texas, Inc., a Texas corporation ("CPC of Texas");

          WHEREAS, CPC of Texas owns a 60% interest in Community Residential Centers of San Antonio, a Texas limited liability company ("CRC San Antonio");

          WHEREAS, the Sellers own and operate the facilities listed in Exhibit
                                                                        -------
A hereto (certain of which facilities are no longer operating (the "Closed
-
Facilities"), which facilities,
together with the facility owned and operated by CRC San Antonio, are sometimes referred to collectively herein as the "Hospitals";

          WHEREAS, the healthcare businesses of the Hospitals are sometimes referred to collectively herein as the "Hospital Businesses"; and

          WHEREAS, the Sellers desire to sell the assets used in the operation of the Hospital Businesses to the Purchaser, and the Purchaser desires to purchase such assets in conformity with the terms and conditions hereof.

          NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements of the parties hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE I

                          SALE AND TRANSFER OF ASSETS;
                          ----------------------------
                             CONSIDERATION; CLOSING
                             ----------------------

          Section 1.1.   Sale of Assets.  At the Closing, the Sellers shall
                         --------------
sell, transfer, convey, assign and deliver to the Purchaser (or a BHC Sub), and the Purchaser shall purchase from the Sellers, the following assets and properties:

          (a) all real property or leasehold interests in real property owned or leased by Sellers, as applicable, and used by Sellers in connection with the operation of each of the Hospital Businesses of Sellers, as described and listed by Hospital in Schedule 1.1(a), including all buildings, improvements and
               ---------------
fixtures located thereupon and all construction in progress (the "Real Property"), such Schedule to include a legal description for each such parcel of Real Property owned by the Sellers;

          (b) all tangible personal property excluding cash owned by the Sellers and used in connection with their Hospital Businesses, including, without limitation, all equipment, furniture, fixtures, machinery, vehicles, office furnishings, instruments, leasehold improvements, spare parts, and, to the extent assignable or transferable by the Sellers, all rights in all warranties of any manufacturer or vendor with respect thereto, but excluding office furniture and equipment and similar non-hospital items located at the executive offices of CPC and office furniture and equipment and non-hospital items located at 24502 Pacific Park Drive, Laguna Hills, California, other than office furniture and equipment used by William Hale and his assistant (the "Personal Property"), which Personal Property as of August 31, 1996 (insofar as such property consists of land, buildings and equipment) is set forth on Schedule
                                                                    --------
1.1(b);
------

          (c) all rights, to the extent assignable or transferable, to all licenses, certificates of need, certificates of exemption, franchises, accreditations and registrations and other licenses or permits issued in connection with each of the Hospital Businesses of Sellers (the "Licenses"), including, without limitation, the Licenses described and listed by Hospital in
Schedule 1.1(c);
---------------

          (d) all of the interests of the Sellers, to the extent assignable or transferable by Sellers, in and to those real property leases relating to the Hospital Business of Sellers described and listed by Hospital in Schedule 1.1(d)
                                                                 ---------------
(collectively, the "Leases") and to the personal property leases relating to each of the Hospital Businesses operated by Sellers;

          (e) except for the collective bargaining agreements relating to the Belmont Hills Hospital and the Walnut Creek Hospital (which agreements are not being assumed by Purchaser), all of the interests of the Sellers, to the extent assignable or transferable by Sellers in and to those contracts and agreements (including, without limitation, purchase orders) relating to their respective Hospital Business (the "Contracts");

          (f) any deposits, other assets, escrows, prepaid taxes or other advance payments relating to any expenses of the Hospital Businesses reflected in CPC's balance sheet dated as of August 31, 1996 and maintained in the ordinary course of business (the "Prepaid Expenses");

          (g) all inventories of supplies, drugs, food, janitorial and office supplies and other disposables and consumables existing on the Closing Date (as hereinafter defined) and located at each of the Hospitals or purchased by any Seller for use in connection with its Hospital Businesses (the "Inventory");

          (h) all of the interest of Sellers in the accounts receivable of each of the Hospital Businesses outstanding at the Closing (the "Receivables");

          (i) all documents, records, operating manuals and files, and computer software owned by the Sellers or their affiliates, primarily pertaining to or used in connection with the Hospital Businesses, including, without limitation, all patient records, medical records, financial records, equipment records, construction plans and specifications, and medical and administrative libraries, but excluding Sellers' corporate record books, minute books and tax records;

          (j) all of the Sellers' rights, if any, to the names and symbols used in connection with the Hospital Businesses, including, without limitation, the names listed on Schedule 1.1(j);
                ---------------

          (k) all insurance proceeds arising in connection with damage to the Assets (as hereinafter defined) occurring after the date hereof and prior to the Closing to the extent not expended on the repair or restoration of such Assets;

          (l) all the outstanding capital stock of CPC of Texas;

          (m) except as expressly excluded below, all other property owned or leased by the Sellers, whether tangible or intangible, located at the Hospitals or used in connection with the Hospital Businesses whether or not reflected on the balance sheet of CPC (other than office furniture and equipment and similar non-hospital items located at the executive offices of CPC and office furniture and equipment and non-hospital items located at 24502 Pacific Park Drive, Laguna Hills, California, other than office furniture and equipment used by William Hale and his assistant) (including, without limitation, any claims, other than those presently being pursued by any Seller, against third parties by any Seller relating to the Assets whether known or unknown, contingent or otherwise); and

          (n) all documents, records, materials, files and reports, together with similar information, relating to the preparation or filing of cost reports on behalf of or for the Sellers.

          The foregoing, which (except for the Excluded Assets, as hereinafter defined) are hereafter referred to, collectively, as the "Assets," together with the assets owned by corporations being transferred under the Agreement and Plan of Merger by and between BHC, CPC and certain affiliates of CPC dated of even date herewith (the "Merger Agreement"), comprise all of the property and assets used in the conduct and operation of the psychiatric hospital and residential treatment center business of CPC in the United States and its territories (other than the property and assets used by Southwind Hospital which Hospital is not being sold to Purchaser) (the "Business") as of the date of this Agreement, including without limitation, those assets reflected on the balance sheet of CPC dated as of August 31, 1996 (the "August 1996 Balance Sheet"), and all assets acquired by the Sellers between August 31, 1996 and the Closing in each case relating to the Business.

          Section 1.2.   Excluded Assets.  The following items which are related
                         ---------------
to the Assets are not intended by the parties to be a part of the sale and purchase contemplated hereunder and are excluded from the Assets (collectively, the "Excluded Assets"): (i) CPC Investment Corporation; (ii) intercompany payables and receivables; (iii) those Assets which are disposed of by Sellers after August 31, 1996 in the ordinary course of business reasonably consistent with past practices; (iv) all cash; (v) certain excess land located at the Spirit of St. Louis Hospital and Streamwood Hospital described in Schedule 1.2 and (vi) all documents and records pertaining to the Hospital Businesses which any Seller is required by law to retain. The parties acknowledge that Purchaser shall not acquire any tax benefit associated with periods prior to November 30, 1995 relating to the Business, including deductions relating to the settlement of certain class actions (the "Prior Period Deductions").

          Section 1.3.   Assets Free and Clear; Assignment and Undertakings.
                         --------------------------------------------------

          (a) Notwithstanding any other provision hereof to the contrary, the Assets shall be sold free and clear of all liabilities, liens and encumbrances, except for Permitted Encumbrances (as hereinafter defined) and the liens, liabilities and encumbrances to be assumed by the Purchaser pursuant to the Assignment and Undertaking with respect to each Hospital and the Hospital Businesses in the form attached hereto as Exhibit 1.3 (the "Assignment and
                                          -----------
Undertaking"). The Purchaser will be responsible to the Sellers for the payment, performance and discharge in due course in accordance with their terms of all obligations, indebtedness and liabilities of the Sellers assumed by it pursuant to the Assignments and Undertakings.

          (b) To effect assumptions and assignments of the Leases and Contracts contemplated hereby, the Purchaser and the Sellers shall execute the Assignments and Undertakings.

          Section 1.4. Purchase Price. The total purchase price of the Assets
                       --------------
(the "Purchase Price") shall be cash (payable in immediately available funds) in the aggregate amount of $60,000,000, together with 3,701,493 shares of the common stock, par value $.01 per share, of Purchaser (the "BHC Common Stock") and 6,381,086 shares of the Series A Preferred Stock, par value $____ per share, of Purchaser, and 49,666 shares of the Series B Preferred Stock, par value $_____ per share, of Purchaser, having the terms and conditions set forth in
Schedule 1.4 (the "Series B Preferred Stock") having the terms and conditions
------------
set forth in Schedule 1.4 (the "BHC Preferred Stock") which shall be payable to each of the Sellers as set forth on Schedule 1.4.
                                    ------------

          Section 1.5.   Closing.  (a) The consummation of the transactions
                         -------
provided for herein (the "Closing") shall take place at the offices of counsel for the Purchaser, Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville City Center, Suite 2100, 511 Union Street, Nashville, Tennessee. The Closing shall take place at 9:00 a.m., Nashville time, as soon as practicable following the receipt of all regulatory approvals and the satisfaction of other required conditions to the Closing. It is contemplated that the Closing will occur on or before November 27, 1996. The date on which the Closing is to take place is herein referred to as the "Closing Date." At the Closing:

          (i) The Sellers shall deliver or cause to be delivered to the Purchaser documents in form and substance reasonably satisfactory to the Sellers and the Purchaser necessary to transfer title to the Assets (with the Real Property conveyed by means of separate General Warranty Deeds, one in respect of each Hospital);

          (ii) The Purchaser and the Sellers shall execute and deliver separate Assignment and Undertakings (one in respect of each Hospital and one in respect of the Hospital Businesses) providing for the assumption by Purchaser of all liabilities of Seller relating to the Hospital Business of each Hospital and of the Hospital Businesses, whether or not contingent, known and unknown, including liabilities for taxes for the Hospital Businesses for periods after the Closing, and severance obligations to Sellers' employees; provided, however, that Purchaser shall not be responsible for and shall not assume any liability or obligation relating to
                    (aa) healthcare benefits for those employees who are hospitalized at the time of the Closing; (bb) the settlement of certain consolidated securities class action lawsuits and a related stockholder derivative action filed in late 1991;
                    (cc) any claim of any former Chairman of the Board of Directors of CPC; (dd) (except for real estate taxes) any Closed Facility; (ee) any taxes relating to the Hospital Businesses or owed by any Seller and relating to periods ending on or prior to the Closing Date; and (ff) any liability or obligation of CPC or any Seller not relating to the Hospital Businesses being acquired by Purchaser;

          (iii) The Purchaser shall deliver to Sellers their respective portion of the Purchase Price; and

          (iv) The Sellers and the Purchaser shall execute and deliver to each other:

                    (I) separate Bills of Sale, one for each Hospital, in a form reasonably satisfactory to the parties; and

                    (II) any other closing documents set forth in Articles VI or VII of this Agreement.

          (v) Sellers shall deliver to Purchaser stock certificate(s) representing all the outstanding shares of CPC of Texas, duly endorsed for transfer or accompanied by separate stock transfer powers and such other documents as may be necessary to transfer the shares of CPC of Texas to Purchaser, all in form and substance reasonably satisfactory to Purchaser.

The documents described in Subsections 1.05(i), (ii), (iv) and (v) above are hereinafter collectively referred to as the "Closing Documents".

          (b) Notwithstanding anything to the contrary set forth herein, there shall be no transfer of ownership or control of the "controlled substances" in respect of the Hospital Businesses until such time as the Purchaser has obtained the appropriate Controlled Substance Registration Certificate from the United States Drug Enforcement Agency (the "DEA") in respect of each Hospital's pharmacy. Until such time, the Sellers shall execute a power of attorney or similar document as may be required by the DEA authorizing Purchaser to operate at Purchaser's expense the Hospital pharmacy or pharmacies pursuant to Sellers' Controlled Substance Registration Certificate utilizing such employee or employees of the Purchaser after the Closing as shall be reasonably necessary to continue the operation of such pharmacy or pharmacies after the Closing in the manner as it had been theretofore operated. The Purchaser shall indemnify and hold harmless the Sellers and their affiliates and their stockholders, employees, officers, directors, agents and representatives, upon and after the Closing, from and against any Damages (as defined in Section 9.1(a)) arising out of or relating to the operation of each such Hospital pharmacy after the Closing, including without limitation the dispensing of controlled substances.

          Section 1.6. Allocation of Purchase Price. The respective Sellers and
                       ----------------------------
Purchasers agree that the Purchase Price shall be allocated in a manner mutually agreed to by the Sellers and the Purchaser to each category of Assets of each Hospital in accordance with and as provided by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), in the manner set forth on
Schedule 1.6. The parties agree that any tax returns or other tax information
------------
they may file or cause to be filed with any governmental agency shall be prepared and filed consistently with such agreed upon allocation. In this regard, the parties agree that, to the extent required, they will each properly agree and timely file Form 8594 in accordance with Section 1060 of the Code.

          Section 1.7.   Statement of Adhesion.  Prior to the Closing Date, the
                         ---------------------
Parent shall cause the BHC Subs to be incorporated and shall cause the BHC Subs to adhere to this Agreement by executing and delivering the Statement of Adhesion in a form reasonably satisfactory to the parties. Upon the execution and delivery of the Statement of Adhesion, the BHC Subs shall be bound by and entitled to the benefit of any provisions herein intended to place an obligation on, or grant a right to, the BHC Subs.

          Section 1.8.   Interpretation.  In this Agreement, unless the context
                         --------------
otherwise requires:

               (a) unless otherwise defined, words importing the singular include the plural and vice versa;

               (b) words importing a gender include every gender and the word "including" shall mean including without limitation;

               (c) references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time;

               (d) references to this Agreement are references to this Agreement, together with the Schedules, Exhibits and Appendices hereto;

               (e) references to Articles, Sections, Schedules and Appendices, are references to articles and sections of, and schedules and appendices to, this Agreement;

               (f) references to any party to this Agreement shall include references to its respective successors and permitted assigns;

               (g) references to law shall include references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, subordinate legislation, rule of common law and of equity and judgment and shall include the requirements of any applicable stock exchange;

               (h) references to any law are references to that law as amended, consolidated, supplemented or replaced from time to time;

               (i) references to a judgment shall include references to any order, injunction, decree, determination or award of any court or tribunal;

               (j) references to person shall include references to any individual, company, body corporate, association, partnership, firm, joint venture, trust and governmental agency;

               (k) references to time, unless otherwise provided, are references to Nashville, Tennessee local time;

               (l) references to "Knowledge of the Sellers", the "best Knowledge of the Sellers" or "Known to the Sellers" (or similar references) mean the actual knowledge of any of the persons listed in Schedule 1.8(l) hereto (or any such
                                      ---------------
                    person's successor in office if such person prior to the Closing Date ceases to be employed by any Seller); and

               (m) references to "Knowledge of the Purchaser," the "best Knowledge of the Purchaser" or "Known to the Purchaser" (or similar references) mean the actual knowledge of any of the persons listed in Schedule 1.8(m) hereto (or any person's
                                      ---------------
                    successor in office if
                    such person prior to the Closing Date ceases to be employed by the Purchaser).


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

          Each of the Sellers hereby jointly and severally represents and warrants the following to the Purchaser:

          Section 2.1.   Authorization.  Each of the Sellers has full corporate
                         -------------
power and authority to enter into this Agreement and has full corporate power and authority to carry out the transactions contemplated hereby.

          Section 2.2.   Binding Agreement.  Except as set forth in Schedule
                         -----------------                          --------
2.4, all proceedings required by law, its governing instruments or otherwise required to be taken by each of the Sellers to authorize the execution, delivery and performance of this Agreement in accordance with its terms have been properly taken and, assuming due and valid execution and delivery by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of each of the Sellers enforceable in accordance with its terms. Without limiting the generality of the foregoing, no vote of any class of security holders of CPC is required or necessary in order for the Sellers to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein.

          Section 2.3.   Organization and Good Standing.  Each of the Sellers
                         ------------------------------
and CPC of Texas is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of the Sellers and CPC of Texas has full corporate power and authority under its governing instruments to own, operate and lease its properties and to carry on its businesses as now conducted. Each of the Sellers and CPC of Texas is qualified as a foreign corporation in each jurisdiction in which its assets or operations require such qualification. CPC directly or indirectly owns all of the outstanding capital stock of each of the other Sellers and there are no existing agreements, options, warrants, rights, calls or commitments of any character to which a Seller (other than CPC) is a party providing for the issuance of any additional shares or securities or the sale of treasury shares, and there are no outstanding securities of any Seller (other than CPC) or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments. All outstanding shares of capital stock of Sellers are duly authorized, validly issued, fully paid and non-assessable. CRC San Antonio is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. CRC San Antonio has full power and authority under its governing instruments to own, operate and lease its properties and to carry on its business as now conducted. CRC San Antonio is qualified as a foreign limited liability company in each jurisdiction in which its assets or operations require such qualification. CPC of Texas owns a 60% interest in CRC San Antonio.

          Section 2.4.   No Violation.  Except as set forth in Schedule 2.4.,
                         ------------                          -------------
neither the execution and delivery by any Seller of this Agreement, the consummation of the transactions contemplated hereby nor compliance with any of the material provisions hereof by the Sellers will (i) violate, conflict with or result in a breach of any provision of the articles of incorporation, bylaws, organizational documents or the LLC Documents (as defined in Section 2.24) of any Seller, CPC of Texas or CRC San Antonio, (ii) violate any order, writ, injunction, ruling or law of any court or governmental authority, United States or foreign, applicable to any Seller, CPC of Texas or CRC San Antonio, or (iii) except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and except for such regulatory filings set forth on
Schedule 2.4, require any material consent, approval or authorization of, or
------------
notice to, or declaration, filing or registration with, any governmental or regulatory authority.

          Section 2.5.   Required Consents.  Except as set forth in Schedule
                         -----------------                          --------
2.5., none of CPC of Texas, CRC San Antonio or any Seller is a party to or bound
----
by any mortgage, lien, deed of trust, lease, agreement or instrument involving obligations in respect of any Hospital Business or relating to the Business for payment, performance of services or delivery of goods in excess of $25,000, which continue for a period longer than twelve (12) months and are not terminable by such Seller or CPC of Texas or CRC San Antonio upon 90 days or less prior notice, or any order, judgment or decree that would require the consent of another to the execution of this Agreement or prohibit or require the consent of another to, or make unduly burdensome the consummation of, any of the transactions referred to in or contemplated by this Agreement. Except as set forth in Schedule 2.5., the consummation of the transactions referred to in or
         -------------
otherwise contemplated by this Agreement will not result in a breach of any term or provision of or constitute a default under any agreement or instrument involving obligations in respect of any Hospital Business or relating to the Business for payment, performance of services or delivery of goods in excess of $25,000, which continue for a period longer than twelve (12) months and are not terminable by such Seller or by CPC of Texas or CRC San Antonio upon 90 days or less prior notice, to which any of the Sellers, CPC of Texas or CRC San Antonio is a party, by which any Seller, CPC of Texas or CRC San Antonio is bound, or otherwise gives any other party thereto a right to terminate the same or amend the terms thereof or result in an acceleration in the payment due under any note or any other agreement or instrument involving obligations in respect of any Hospital Business for payment, performance of services or delivery of goods in excess of $25,000, which continue for a period longer than twelve (12) months and are not terminable by such Seller or by CPC of Texas or CRC San Antonio upon 90 days or less prior notice, which is binding on any of the Sellers, CPC of Texas or CRC San Antonio, which breach, default, termination or acceleration would prevent any of the Sellers from consummating the transactions contemplated by this Agreement, or in the creation of any lien, security interest, encumbrance or charge under any of the foregoing on any of the Assets.

          Section 2.6.   Compliance with Laws and Contracts.  (a) Neither any
                         ----------------------------------
Seller nor CPC of Texas or CRC San Antonio is in violation of, or, to the best Knowledge of Sellers, under investigation with respect to, and neither any Seller nor CPC of Texas or CRC San Antonio has been charged with or given notice of any violation of, any applicable law, statute, order, rule, regulation, policy or guideline promulgated, or judgment entered, by any federal, state, local or foreign court or governmental authority relating to the Hospital Businesses, including, but not limited to, the anti-fraud and abuse amendments under the Social Security Act, except as set forth in Schedule 2.6. Each of the
                                                      ------------
Sellers, CPC of Texas and CRC San Antonio has filed with the proper authorities all statements and reports required by the laws, regulations, licensing requirements, and orders to which it or any of their employees (because of their activities on behalf of any of the Sellers, CPC of Texas or CRC San Antonio) is subject, the failure to file which would reasonably be expected to have a material adverse effect on the Hospital Business of any Seller, CPC of Texas or of CRC San Antonio.

                (b) Each of the Sellers, CPC of Texas and CRC San Antonio has performed all obligations relating to its Hospital Business required to be performed by it, and no Seller, CPC of Texas or CRC San Antonio is in default with respect to any obligation to be performed under any contract, lease, guaranty, indenture, loan agreement, document or other agreement or arrangement relating to its respective Hospital Business to which it is a party or to which any of its assets are subject, nor is there any claim of such default, which default or its consequences would reasonably be expected to have a material adverse effect on the Hospital Business of any Seller, CPC of Texas or of CRC San Antonio.

          Section 2.7.   Title to the Assets.  The Sellers, CPC of Texas and CRC
                         -------------------
San Antonio, as applicable, have, and except for assets disposed of or consumed in the regular and ordinary course of business at the Closing will have, good, valid and marketable fee simple or leasehold, as the case may be, title to each and every item of Real Property and real property owned by CPC of Texas or CRC San Antonio, and good, valid and marketable title to each and every item of Personal Property (excluding leased Personal Property) and personal property owned by CPC of Texas or CRC San Antonio, whether tangible or intangible, which any of them purports to own. All such properties are held free and clear of all title defects, liens, pledges, claims, charges, rights of first refusal, security interests or other encumbrances and are not, in the case of Real Property or real property owned by CPC of Texas or CRC San Antonio, subject to any rights-of-way, building or use restrictions, exceptions, easements, covenants, variances, reservations or limitations of any nature whatsoever, except (i) such encumbrances as are set forth in the title commitments set forth in Schedule 2.7 (the "Title
                                            ------------
Commitments"), (ii) liens for current real property taxes and assessments not in default, (iii) mechanics', carriers', workmen's, repairmen's and other statutory liens, rights of way, building or use restrictions, exceptions, variances, reservations and other limitations of any kind, if any, which in the case of (x) liens (other than for current taxes) are not substantial in amount and (y) clauses (ii) and (iii) above do not materially impair the ordinary business operations of any Hospital Business, and (iv) liens incurred in the ordinary course of business of any Hospital Business (A) in connection with its workers' compensation or unemployment insurance, or (B) to secure the performance of public or statutory obligations, performance and return of money, bonds and other similar obligations relating to the Business (collectively, the "Permitted Encumbrances"). Neither any Seller nor CPC of Texas nor CRC San Antonio has received notice of any violation of any building, zoning or other law, ordinance or regulation with respect to the Real Property or real property owned by CPC of Texas or CRC San Antonio or its use by any Seller or CRC San Antonio. None of the Real Property nor any of the real property owned by CPC of Texas or CRC San Antonio is subject to a condemnation or similar proceeding. Schedule 1.1(a)
                                                             ---------------
also sets forth a list of rental and lease payments payable to any Seller or to CPC of Texas or CRC San Antonio in respect of any of the Assets or the assets of CPC of Texas or CRC San Antonio, including the Real Property and real property owned by CPC of Texas or CRC San Antonio, containing the amount of rent, the lease expiration dates, and names of the lessor and tenants.

          Section 2.8.   Certain Representations With Respect to the Hospitals.
                         -----------------------------------------------------
Each of the Hospitals is (other than a Closed Facility) duly licensed by the state in which it is located as a hospital, psychiatric hospital or residential treatment center or similar facility, as the case may be, authorized to operate the Hospital Business conducted by it as currently operated and to operate the numbers of beds at the location set forth in Schedule 2.8 (other than the Closed
                                             ------------
Facilities). Each of the Hospitals (other than the Closed Facilities) participates in the

Medicare, Medicaid and CHAMPUS programs, except as set forth in Schedule 2.8.
                                                                ------------
Except as set forth on Schedule 2.8, all material licenses, permits,
                       ------------
certifications, certificates of need and contracts which are necessary to operate the Hospital Businesses are valid and in good standing. None of the Hospitals has incurred or committed for expenditures which require certificates of need which have not been duly obtained. Each of the Hospitals (other than the Closed Facilities) is duly accredited by the Joint Commission on Accreditation of Healthcare Organizations for the three-year periods ended as set forth by Hospital in Schedule 2.8.
                         ------------

          Section 2.9.   Brokers and Finders.  Except as set forth in Schedule
                         -------------------                          --------
2.9, no Seller (nor any affiliate thereof nor any officer or director thereof)
---
has engaged any finder or broker in connection with the transactions contemplated hereunder.

          Section 2.10.  Financial Statements.  Schedule 2.10 consists of true,
                         --------------------   -------------
correct and complete copies of CPC's audited and consolidated financial statements for the years ended November 30, 1993, 1994 and 1995, and the related unaudited financial statements of CPC for the nine months ended August 31, 1996 (including, with respect to the audited financial statements, the notes thereto, the "Financial Statements"). The Financial Statements have been prepared from and are in accordance with the books and records of CPC. The balance sheets included in the Financial Statements present fairly the financial position of CPC as of the respective dates thereof and the other financial statements included therein present fairly the results of operations for the periods indicated, in each case in conformity with generally accepted accounting principles consistently applied during such periods, except as set forth in
Schedule 2.10.  Purchaser acknowledges that the Financial Statements reflect
-------------
assets and businesses which are not being acquired by Purchaser under this Agreement or the Merger Agreement. Schedule 2.10 also contains unaudited
                                    -------------
financial statements for each of the Hospitals and certain other hospitals being directly or indirectly transferred to Purchaser pursuant to the Merger Agreement for the year ended November 30, 1995 and the nine months ended August 31, 1996 (the "Hospital Financial Statements"). The Hospital Financial Statements present fairly the financial position of the Hospitals and the other hospitals or businesses being directly or indirectly transferred to Purchaser pursuant to the Merger Agreement as of the respective dates thereof and for the periods therein and were prepared by CPC using the same procedures and standards employed by CPC in preparing the financial statements included in its public filings.

          Section 2.11.  Litigation or Proceedings.  Schedule 2.11 contains a
                         -------------------------   -------------
list of each pending lawsuit or legal proceeding to which any Seller or CPC of Texas or CRC San Antonio is a party or which arose out of or in connection with the Hospital Business of any Hospital or, to the Sellers' best Knowledge, which has been threatened against any Seller or CPC of Texas or CRC San Antonio in connection with any Hospital Business which, in the case of threatened lawsuits or litigation, would reasonably be expected to have a material adverse effect on any Hospital Business. Except as disclosed on Schedule 2.11, no Seller has, and
                                               -------------
CPC of Texas and CRC San Antonio have not, within the last three years been subject to any formal or informal (of which any Seller has received notice) investigations or proceedings relating to the Hospital Businesses of the Department of Health of the state in which it operates, the United States General Accounting Office, the Health Care Financing Administration, the Department of Justice, the Federal Trade Commission or other similar governmental agencies with respect to any Hospital Business (other than the Closed Facilities except to the extent such do not materially adversely affect the Hospital Businesses). There are no such claims, actions, proceedings or investigations of which any Seller or CPC of Texas or CRC San Antonio has received notice pending or, to the best Knowledge of Sellers, threatened challenging the validity or propriety of the transactions contemplated by this Agreement. No Seller is, and CPC of Texas and CRC San Antonio are not, now a party or subject to any injunction, order, or decree restricting the method of the conduct of its Hospital Business (other than the Closed Facilities except to the extent such do not materially adversely affect the Hospital Businesses) or the marketing of any of its services, nor, except as disclosed on Schedule 2.11,
                                                                  -------------
has any governmental agency investigated or requested (other than on a routine basis) within the last three years information with respect to such methods of business or marketing of services; no Seller has, and CPC of Texas and CRC San Antonio have not received any claim that any of them currently violates any federal, state, or local law, ordinance, rule or regulation, which would reasonably be expected to have a material adverse effect on their respective Hospital Businesses and, to the best of the Sellers' Knowledge, no such claim is or has been threatened; and, except as disclosed on Schedule 2.11, there have
                                                    -------------
been no developments materially adverse to any Seller or CPC of Texas or CRC San Antonio within the last three years with respect to any pending or threatened claim, action or proceeding of an administrative or judicial nature relating to the Hospital Businesses or any Hospital Business, including but not limited to those referred to in Schedule 2.11, and including, without limitation, any such
                     -------------
pending or threatened claim, action or proceeding arising from or relating to
(i) the assertion by any governmental authority of any retroactive adjustment of the sums which any of Seller, CPC of Texas or CRC San Antonio was entitled to receive pursuant to government or third party reimbursement programs including, without limitation, Medicare and Medicaid, or (ii) any allegation by any governmental authority of fraud or abuse by any current or former officers or employees of any Seller or CPC of Texas or CRC San Antonio in connection with the making of any application for reimbursement pursuant to the government or third party reimbursement programs referred to in the preceding clause (i).

          Section 2.12.  Employee Benefits.  Schedule 2.12 contains a list of
                         -----------------   -------------
(i) each pension, profit-sharing, bonus, deferred compensation, or other retirement plan or arrangement of any Seller or of CPC of Texas or CRC San Antonio, whether oral or written, which constitutes an "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each medical, health, disability, insurance or other plan or arrangement of any Seller or of CPC of Texas or CRC San Antonio, whether oral or written, which constitutes an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, and (iii) each other employee benefit or perquisite provided by any Seller or by CPC of Texas or CRC San Antonio or any Hospital, in which any employee of any of the Sellers or of CPC of Texas or CRC San Antonio participates in his or her capacity as such which are material to the Hospital Business conducted by such Seller or by CPC of Texas or CRC San Antonio. A true and complete copy of each such written plan or agreement described in Schedule 2.12 has heretofore been furnished or made available to
             -------------
the Purchaser.

          Section 2.13.  Taxes and Tax Returns.  Each Seller and CPC of Texas
                         ---------------------
and CRC has duly filed all federal, state and local tax and informational returns required to be filed by it relating to the Hospital Businesses or the Business (all of which are true and correct in all material respects) and has duly paid or made provision for the payment of all taxes relating to the Hospital Businesses or the Business (including any interest or penalties) which are due with respect to all periods prior to the Closing to the appropriate tax authorities. Except as set forth on Schedule 2.13, there are no pending examinations by the Internal Revenue Service ("IRS") or any state taxing authority with respect to the Hospital Businesses or the Business and there has been no waiver of any statute of limitations with respect to taxation of the Hospital Businesses or the Business. There are no liens with respect to taxes, including, without limitation, income, franchise, excise, sales, use and payroll taxes (except for liens with respect to real property taxes not yet delinquent) upon any of the Assets. Each Seller and CPC of Texas and CRC San Antonio has withheld proper and accurate amounts from its employees' compensation in full and complete compliance with all withholding and similar provisions of the Code, and any and all other applicable laws.

          Section 2.14.  Employees of the Sellers. Schedule 2.14 contains a list
                         ------------------------  -------------
as of a recent date, by Hospital, of each Seller's Hospital employees and the employees of CPC of Texas and CRC San Antonio, their current salary or wage rates and department of such employees earning greater than $50,000 per annum. Except for annual raises granted consistently with prior practices of

Sellers, CPC of Texas or CRC San Antonio, since November 30, 1995, there has not been any increase in the compensation payable or to become payable by any Seller or by CPC of Texas or CRC San Antonio to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any such person, other than bonuses paid in accordance with Sellers' established bonus programs.

          No Seller has and CPC of Texas and CRC San Antonio have not incurred any liability, or, to the best Knowledge of Sellers, taken or failed to take any action that will result in any liability, in respect of any failure to comply with the Fair Labor Standards Act or any other applicable laws dealing with minimum wages or maximum hours for employees. Except for employees subject to collective bargaining agreements referred to in Schedule 2.15 or as set forth on
                                                -------------
Schedule 2.14, all employees of each of the Sellers and CPC of Texas or CRC San
-------------
Antonio are terminable at will. Sellers agree to provide Purchaser with such information as is required in order to comply with the Worker Adjustment and Retraining Notification Act (the "WARN Act").

          Section 2.15.  Labor Matters.  Except as set forth on Schedule 2.15,
                         -------------                          -------------
no Seller has, and CPC of Texas and CRC San Antonio do not have, any collective bargaining agreement with any labor union, and there are no current negotiations with a labor union. Each of the Sellers and CPC of Texas and CRC San Antonio is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. To the best Knowledge of Sellers, there are no unfair labor practice complaints against any Seller or CPC of Texas or CRC San Antonio pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best Knowledge of Sellers, threatened against or affecting any Seller or CPC of Texas or CRC San Antonio. No grievance which would reasonably be expected to have a material adverse effect on any of the Sellers or CPC of Texas or CRC San Antonio or any such arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists. No Seller has, and CPC of Texas and CRC San Antonio have not, experienced any employee strike. Each of the Sellers will advise the Purchaser of any such labor dispute that arises before the Closing.

          Section 2.16.  Insurance.  Schedule 2.16 contains a list of all
                         ---------   -------------
insurance policies of each of the Sellers and of CPC of Texas and CRC San Antonio relating to each Hospital Business, and copies of the insurance policies so listed have been made available to Purchaser. Each of the Sellers will, and will cause CPC of Texas and CRC San Antonio to, maintain such coverage prior to the Closing. To the Knowledge of Sellers, none of the Sellers and CPC of Texas and CRC San Antonio is in default under any policy listed on Schedule
                                                                      --------
2.16.
----

          Section 2.17.  Certain Contracts.  Schedule 2.17 lists all contracts
                         -----------------   -------------
to which any of the Sellers or CPC of Texas or CRC San Antonio is a party involving obligations in respect of any Hospital Business for payment, performance of services or delivery of goods in excess of $25,000, which require any Seller or CPC of Texas or CRC San Antonio to continue to perform for a period of longer than twelve (12) months, and are not terminable by such Seller or CRC San Antonio upon 90 days or less prior notice (the "Scheduled Contracts"). Each of the Sellers has delivered or made available to the Purchaser true and correct copies of all Scheduled Contracts. All of such Scheduled Contracts are valid and binding obligations of the parties thereto, are in full force and effect, and, to the best Knowledge of the Sellers, are enforceable against the parties thereto in accordance with their respective terms. No Seller has and CPC of Texas and CRC San Antonio have not received any notice that the other parties to the Scheduled Contracts are (i) in material default under such Scheduled Contracts or (ii) consider any Seller or CPC of Texas or CRC San Antonio to be in default thereunder. Except as expressly noted in Schedule 2.17, to the best Knowledge of the Sellers, no party to any of the
   -------------
Scheduled Contracts intends to terminate or adversely modify its agreement(s) with respect thereto, or adversely change the volume of business done thereunder.

          Section 2.18.  Certain Leases.  Schedule 2.18 lists all leases to
                         --------------   -------------
which any Seller or CPC of Texas or CRC San Antonio is a party in respect of the Hospital Businesses or the Business involving annual obligations on the part of any Seller or CPC of Texas or CRC San Antonio for the payment of rent in excess of $25,000 per year or total rent in excess of $100,000 with respect to any Real Property leased to any Seller, any real property leased to CPC of Texas or CRC San Antonio or involving lease or rental of real property by any Seller or by CPC of Texas or CRC San Antonio as lessor or sublessor, in each case with an unexpired term of twelve (12) months or more and not terminable by such Seller or by CPC of Texas or CRC San Antonio upon 90 days or less prior written notice (the "Scheduled Leases"). Each Seller or CPC of Texas or CRC San Antonio has delivered or made available to the Purchaser true and correct copies of all Scheduled Leases and all related amendments, supplements and modifications and related documents (the "Scheduled Lease Documents"). The Scheduled Lease Documents are unmodified and in full force and effect, and there are no other agreements, written or oral, between any Seller or CPC of Texas or CRC San Antonio and any third parties claiming an interest in the interest of any Seller or of CPC of Texas or CRC San Antonio in the Scheduled Leases or otherwise relating to any Seller's use and occupancy of any leased Real Property or the use by CPC of Texas or CRC San Antonio of any real property owned by it. All such

Scheduled Leases are valid and binding obligations of the parties thereto, are in full force and effect, and, to the best Knowledge of the Sellers, are enforceable against the parties thereto in accordance with their terms; and to the best of the Sellers' Knowledge, no event has occurred including, without limitation, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which (whether with or without notice, lapse of time or both) would constitute a default thereunder.
No Seller has, and CPC of Texas and CRC San Antonio have not, received any notice that the other parties to the Scheduled Leases are (i) in material default under such Leases or (ii) consider any Seller to be in default thereunder. No property leased under any Scheduled Lease is subject to any lien, encumbrance, easement, right of way, building or use restriction, exception, variance, reservation or limitation as would in any respect materially interfere with or impair the present and continued use thereof in the usual and normal conduct of the Hospital Businesses.

          Section 2.19.  Environmental. Except as disclosed in any phase I
                         -------------
environmental report delivered to Purchaser pursuant to this Agreement as set forth on Schedule 2.19 with respect to the Hospital Businesses or any Hospital
         -------------
Business:

                (a) Each Seller and CPC of Texas and CRC San Antonio is currently in compliance in all material respects with the Environmental Laws (as hereinafter defined) which compliance includes, but is not limited to, the possession by each Seller and CPC of Texas and CRC San Antonio of all permits and other governmental authorization required under the Environmental Laws, and compliance in all material respects with the terms and conditions thereof;

                (b) No Seller has, and CPC of Texas or CRC San Antonio have not, stored, disposed of or arranged for disposal of any Materials of Environmental Concern (as hereinafter defined) on any of the Real Property or the real property owned by CPC of Texas or CRC San Antonio, except in material compliance with the Environmental Laws;

                (c) No Seller has and CPC of Texas and CRC San Antonio have not received any communication (written or, to the best Knowledge of Sellers, oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that any Seller or CPC of Texas or CRC San Antonio is not in material compliance with the Environmental Laws or the Medical Waste Laws (as hereinafter defined), and, to the best Knowledge of Sellers, there are no circumstances that may prevent or interfere with material compliance in the future. There are no Environmental Claims (as hereinafter defined) pending or, to the best Knowledge of Sellers, threatened against, or which has been made known to, any Seller or CPC of Texas or CRC San Antonio.

                (d) During the period the Assets have been held by any of the Sellers or during the time any of the assets of CPC of Texas or CRC San Antonio have been held by them, or their affiliates or predecessors in interest, to the best Knowledge of Sellers, there have been no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the generation, handling, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Materials of Environmental Concern (as hereinafter defined), that would form the basis of any Environmental Claim against any Seller or CPC of Texas or CRC San Antonio which would reasonably be expected to have a material adverse effect on any Seller or CPC of Texas or CRC San Antonio.

                (e) Without in any way limiting the generality of the foregoing, to the best Knowledge of Sellers, (i) no underground storage tanks are located on property owned or leased by any Seller or CPC of Texas or CRC San Antonio,
(ii) there is no friable asbestos contained in or forming part of any building, building component, structure or office space owned or leased by any Seller or CPC of Texas or CRC San Antonio, and (iii) no polychlorinated biphenyls (PCBs) are used or stored at any property owned or leased by any Seller or CPC of Texas or CRC San Antonio.

                (f) With respect to the generation, transportation, treatment, storage, and disposal or other handling of Medical Waste (as hereinafter defined), each of the Sellers and CPC of Texas and CRC San Antonio is presently in compliance with all Medical Waste Laws.

          The following terms shall have the following meanings:

          "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of Materials of Environmental Concern at any location, whether or not owned or operated by any Seller or CPC of Texas or CRC San Antonio or (b) circumstances forming the basis of the violation, or alleged violation, of the Environmental Laws or Medical Waste Laws.

          "Environmental Laws" means the federal, state (including specifically, but not by way of limitation, the states in which any of the Sellers or CPC of Texas or CRC San Antonio operates any

Hospital Business), regional, county, parish, municipal and local environmental, health or safety laws, regulations, ordinances, rules and policies and common law in effect on the date hereof and the Closing Date relating to the use, refinement, recycling, handling, treatment, removal, storage, production, manufacture, transportation, disposal, emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), as the same may be amended or modified to the date hereof and the Closing Date, including, without limitation, the statutes listed below:

          Federal Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901, et seq.

          Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. (S) 9601, et seq.

          Federal Clean Air Act, 42 U.S.C. (S) 7401, et seq.

          Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. (S) 1251, et seq.
                    -- ---

          Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C. (S) 136, et seq.
                               -- ---

          Federal Hazardous Materials Transportation Act, 48 U.S.C. (S) 1801, et
                                                                              --
seq.
---

          Federal Toxic Substances Control Act, 15 U.S.C. (S) 2601, et seq.
                                                                    -- ---

          Federal Safe Drinking Water Act, 42 U.S.C. (S) 300f, et seq.
                                                               -- ---

          "Materials of Environmental Concern" means any toxic or hazardous waste, pollutants or substances, including, without limitations, asbestos, PCBs, petroleum products and byproducts, substances defined or listed as "hazardous substances", "toxic substances," "toxic pollutant," "medical waste" or "air pollutant" or similarly identified substances or mixtures, in or pursuant to the Environmental Laws or the Medical Waste Laws.

          "Medical Waste" includes any substance, pollutant, materials, or containment listed or regulated under the Medical Waste Tracking Act of 1988, 42 U.S.C. (S)(S)6992, et seq. ("MWTA"), 42 Part 72 and 49 CFR (S)173, 386, the
                   -- ----
Medical Waste Laws or comparable state laws.

          "Medical Waste Laws" means the following, including regulations promulgated and orders issued thereunder, to the extent such Medical Waste Laws regulate Medical Waste, all as may be amended from time to time: the MWTA, comparable state laws, the Resource Reservation and Recovery Act, 42 USCA
(S)6901 et seq., the Air Pollution Prevention and Control Act, 42 USCA (S)7401
        -- ---
et seq., the Federal Water Pollution Control Act, 33 USCA (S)(S)1251 et seq.,
-- ---                                                               -- ---
the Marine Protection, Research, and Sanctuaries Act of 1972, 33 USCA (S)(S)1401 et seq., Nuclear Regulatory Commission regulations contained in 10 CFR Part 20,
-- ---
and 10 CFR Part 61, Occupational Health Act, 29 USCA 651 et seq., Public Health
                                                         -- ---
Service regulations contained in 42 CFR Part 72, Food and Drug Administration regulations contained in 21 CFR Parts 58 and 211, U.S. Department of Transportation regulations contained in 49 CFR Parts 171-179, the Act to Prevent Pollution from Ships, 33 U.S.C.A. (S)1901 et seq., United States Department of
                                          -- ---
Agriculture regulations contained in 9 CFR Parts 50 through 56, United States Postal Service regulations contained in 39 CFR Part 111, local environmental and safety laws, rules, regulations, and other legally binding requirements, and any other federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they purport to regulate Medical Waste, or impose requirements relating to Medical Waste.

          Section 2.20.  Absence of Undisclosed Liabilities.  Except as and to
                         ----------------------------------
the extent reflected or specifically reserved against (which reserves are believed adequate in amount) in the Financial Statements or the Hospital Financial Statements, as the case may be, no Seller had, and CPC of Texas and CRC San Antonio did not have, at and as of the date of such Financial Statements or the Hospital Financial Statements, as the case may be, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) required to be reflected thereon or included therein (consistent with the standards set forth in Section 2.10), except for any liabilities which have been incurred since the dates of such Financial Statements or the Hospital Financial Statements, as the case may be, in the ordinary course of business consistent with past practice (and that will not have a material adverse effect on any Hospital Business) or which have been discharged or paid in full prior to the date hereof.

          Section 2.21.  No Misleading Statements.  No representation or
                         ------------------------
warranty by any Seller contained in this Agreement, and no statement contained in any Schedule (including any supplement or amendment thereto) and the documents to be delivered at the Closing by or on behalf of any Seller or CPC of Texas or CRC San Antonio to the Purchaser or any of its representatives in connection with the transactions contemplated hereby (the Schedules, including any supplement or amendment thereto, and such other documents are herein referred to, collectively, as the "Additional Documents"), and no written statement made or delivered by any Seller or CPC of Texas or CRC San Antonio in connection with this Agreement or the transactions contemplated hereby, contains or will contain, to the best of the Sellers' Knowledge, any untrue statement of a material fact, or, to the best Knowledge of the Sellers, omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. Copies of all documents described on any Schedule hereto shall be correct and complete and all descriptions of such documents shall be true.

          Section 2.22.  Adverse Change.  Since August 31, 1996, there has not
                         --------------
been any material adverse change in the Assets or the condition (financial or otherwise) of the Business.

          Section 2.23.  Capitalization of CPC of Texas.  The capitalization of
                         ------------------------------
CPC of Texas is as set forth on Schedule 2.23.  All of the outstanding shares of
                             -------------
capital stock of CPC of Texas are validly issued, fully paid and non-assessable). There are no existing agreements, options, warrants, rights, calls or commitments of any character to which CPC of Texas is a party providing for the issuance of any additional shares or securities, the sale of treasury shares, or the repurchase or redemption of shares of stock or other securities of CPC of Texas, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments.

          Section 2.24.  Operating Agreements of CRC San Antonio.  Sellers have
                         ---------------------------------------
provided Purchaser with complete copies of the Operating Agreement, Articles of Organization and Bylaws of the Managers of CRC San Antonio (collectively, the "LLC Documents"). The LLC Documents are in full force and effect, and the transactions contemplated in this Agreement will not cause the dissolution or termination of CRC San Antonio.

          Section 2.25.  Solvency.  Immediately prior to and immediately
                         --------
following the Closing Date:

          (a) the present fair salable value of the respective assets of each of the Sellers (on a going concern basis) will exceed the respective liabilities of such Sellers and its debts (including its contingent obligations);

          (b) None of the Sellers will have incurred debts (including contingent obligations) beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received from any source, and of amounts to be payable on or in respect of debts); and the amount of cash available to each Seller after taking into account all other anticipated uses of funds is anticipated to be sufficient to pay all such amounts on or in respect of its debts, when such amounts are required to be paid; and

          (c) Each Seller will have sufficient capital with which to conduct their respective businesses, and the respective property of the Sellers does not constitute unreasonably small capital with which to conduct their respective business.

          For purposes of this Section 2.25 "debt" means any liability or a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such a right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

          Purchaser hereby represents and warrants to the Sellers as follows (as used in this Article III (except in Sections 3.1 and 3.2 hereof) the term "Purchaser" shall include all subsidiaries of BHC whether or not they are parties to this Agreement, including any subsidiaries acquired or formed after the date of this Agreement), other than with respect to the UPG Hospitals (as defined in Section 5.1 hereof)):

          Section 3.1.   Authorization. Each of the Purchasers has full
                         -------------
corporate power and authority to enter into this Agreement and has full corporate power and authority to carry out the transactions contemplated hereby.

          Section 3.2.   Binding Agreement.  Except as set forth in Schedule
                         -----------------                          --------
3.5, all proceedings required by law, its governing instruments or otherwise
---
required to be taken by each of the Purchasers to authorize the execution, delivery and performance of this Agreement in accordance with its terms have been properly taken and, assuming due and valid execution and delivery by the Sellers, this Agreement constitutes a valid, legal and binding obligation of each of the Purchasers enforceable in accordance with its terms.

          Section 3.3.   Capitalization.  The authorized capital stock of Parent
                         --------------
is as set forth on Schedule 3.3.  All the outstanding shares of capital stock
                   ------------
are validly issued, fully paid and nonassessable.  Except as set forth on

Schedule 3.3, there are no existing agreements, options, warrants, rights, calls
------------
or commitments of any character to which Parent is a party providing for the issuance of any additional shares or securities, the sale of treasury shares, or for the repurchase or redemption of shares of stock or other securities of Parent, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments. The shares of BHC Common Stock and BHC Preferred Stock to be issued in consideration of this Agreement, once issued pursuant to the terms and conditions of this Agreement, will be validly issued, fully paid and nonassessable, free and clear of preemptive rights.

          Section 3.4.   Organization and Good Standing.  Each of the Purchasers
                         ------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Schedule 3.4 contains a list of all
                                     ------------
Subsidiaries of Purchaser. Each of the Purchasers has full corporate power and authority under its governing instruments to own, operate and lease its properties and to carry on its businesses as now conducted. Each of the Purchasers is qualified as a foreign corporation in each jurisdiction in which its assets or operations require such qualification. Parent directly or indirectly owns all of the outstanding capital stock of each of the other Purchasers and except as set forth on Schedule 3.3 there are no existing
                                      ------------
agreements, options, warrants, rights, calls or commitments of any character to which a Purchaser is a party providing for the issuance of any additional shares or securities or the sale of treasury shares, and there are no outstanding securities of any Purchaser or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments. All outstanding shares of capital stock of each Purchaser are duly authorized, validly issued, fully paid and non-assessable.

          Section 3.5.   No Violation.  Except as set forth in Schedule 3.5.,
                         ------------                          -------------
neither the execution and delivery by any Purchaser of this Agreement, the consummation of the transactions contemplated hereby nor compliance with any of the material provisions hereof by the Purchasers will (i) violate, conflict with or result in a breach of any provision of the articles of incorporation or bylaws of any Purchaser, (ii) violate any order, writ, injunction, ruling or law of any court or governmental authority, United States or foreign, applicable to any Purchaser, or (iii) except for applicable requirements of the HSR Act, and except for such regulatory filings set forth on Schedule 3.5, require any
                                                ------------
material consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority.

          Section 3.6.   Required Consents.  Except as set forth in Schedule
                         -----------------                          --------
3.6., no Purchaser is a party to or bound by any mortgage, lien, deed of trust,
----
lease, agreement or instrument involving obligations for payment, performance of services or delivery of goods in excess of $25,000, which continue for a period longer than twelve (12) months and are not terminable by Purchaser upon 90 days or less prior notice or any order, judgment or decree that would require the consent of another to the execution of this Agreement or prohibit or require the consent of another to, or make unduly burdensome the consummation of, any of the transactions referred to in or contemplated by this Agreement. Except as set forth in Schedule 3.6., the consummation of the transactions referred to in or
         -------------
otherwise contemplated by this Agreement will not result in a breach of any term or provision of or constitute a default under any agreement or instrument involving obligations for payment, performance of services or delivery of goods in excess of $25,000, which continue for a period longer than twelve (12) months and are not terminable by such Purchaser upon 90 days or less prior notice to which any of the Purchasers is a party, by which any Purchaser is bound, or otherwise gives any other party thereto a right to terminate the same or amend the terms thereof or result in an acceleration in the payment due under any note or any other agreement or instrument involving obligations for payment, performance of services or delivery of goods in excess of $25,000, which continue for a period longer than twelve (12) months and are not terminable by such Purchaser upon 90 days or less prior notice which is binding on any of the Purchasers, which breach, default, termination or acceleration would prevent any of the Purchasers from consummating the transactions contemplated by this Agreement, or in the creation of any lien, security interest, encumbrance or charge under any of the foregoing on any of the assets of the Purchasers.

          Section 3.7.   Compliance with Laws and Contracts.  (a) No Purchaser
                         ----------------------------------
is in violation of, or, to the best Knowledge of Purchaser, under investigation with respect to, and no Purchaser has been charged with or given notice of any violation of, any applicable law, statute, order, rule, regulation, policy or guideline promulgated, or judgment entered, by any federal, state, local or foreign court or governmental authority relating to its operations, including, but not limited to, the anti-fraud and abuse amendments under the Social Security Act, except as set forth in Schedule 3.7. Each of the Purchasers has
                                     ------------
filed with the proper authorities all statements and reports required by the laws, regulations, licensing requirements, and orders to which it or any of their employees (because of their activities on behalf of any of the Purchasers) is subject, the failure to file which would reasonably be expected to have a material adverse effect on Parent or the operations of any hospital owned directly or indirectly by Parent.

          (b) Each of the Purchasers and Subsidiaries has performed all obligations relating to its operations required to be performed by it, and no Purchaser or Subsidiary is in default with respect to any obligation to be performed under any contract, lease, guaranty, indenture, loan agreement, document or other agreement or arrangement relating to its respective operations to which it is a party or to which any of its assets are subject, nor is there any claim of such default, which default or its consequences would reasonably be expected to have a material adverse effect on the operations of Parent or any hospital owned directly or indirectly by Parent.

          Section 3.8.   Title to the Assets.  Purchasers have, and except for
                         -------------------
the assets disposed of or consumed in the regular and ordinary course of business at the Closing will have, good, valid and marketable fee simple or leasehold, as the case may be, title to each and every item of real property owned by any Purchaser, and good, valid and marketable title to each and every item of personal property owned by any Purchaser (excluding leased personal property), whether tangible or intangible, which any Purchaser purports to own. All such properties are held free and clear of all title defects, liens, pledges, claims, charges, rights of first refusal, security interests or other encumbrances and are not, in the case of real property, subject to any rights-of-way, building or use restrictions, exceptions, easements, covenants, variances, reservations or limitations of any nature whatsoever, except (i) such encumbrances of record and such encumbrances as are set forth in the title commitments obtained in connection with any Purchaser acquisition of its respective properties, (ii) liens for current real property taxes and assessments not in default, (iii) mechanics', carriers', workmen's, repairmen's and other statutory liens, rights of way, building or use restrictions, exceptions, variances, reservations and other limitations of any kind, if any, which in the case of (x) liens (other than for current taxes) are not substantial in amount and (y) clauses (ii) and (iii) above do not materially impair the respective ordinary business operations of any Purchaser, and (iv) liens incurred in the ordinary course of business (A) in connection with its workers' compensation or unemployment insurance, or (B) to secure the performance of public or statutory obligations, performance and return of money, bonds and other similar obligations (collectively, the "BHC Permitted Encumbrances"). No Purchaser has received notice of any violation of any building, zoning or other law, ordinance or regulation with respect to its owned real property or its use by any Purchaser. None of such real property is subject to a condemnation or similar proceeding. Schedule 3.8 sets forth a list
                                                  ------------
of rental and lease payments payable to any Purchaser in respect of any of its property, including its real property, containing the amount of rent, the lease expiration dates, and names of the Purchaser and tenants.

          Section 3.9.   Brokers and Finders.  Except as set forth in Schedule
                         -------------------                          --------
3.9., no Purchaser or Subsidiary (nor any affiliate thereof nor any officer or
----
director thereof) has engaged any finder or broker in connection with the transactions contemplated hereunder.

          Section 3.10.  Financial Statements.  Schedule 3.10 consists of true,
                         --------------------   -------------
correct and complete copies of Parent's audited, consolidated financial statements for the years ended June 30, 1994, 1995 and 1996, and the related unaudited financial statements of Parent for the three months ended September 30, 1996 (including the notes with respect to the audited financial statements, the "Financial Statements"). The Financial Statements have been prepared from and are in accordance with the books and records of Parent. The balance sheets included in the Financial Statements present fairly the financial position of Parent as of the respective dates thereof and the other financial statements included therein present fairly the results of operations for the periods indicated, in each case in conformity with generally accepted accounting principles consistently applied during such periods, except as set forth in

Schedule 3.10.  Since September 30, 1996, Parent has not made any distributions
-------------
with respect to its stock, and Purchasers have not purchased (or agreed to purchase) any of Parent's stock. Purchasers are not subject to any obligations which might require them to repurchase any of Parent's stock.

          Section 3.11.  Certain Representations With Respect to the Facilities.
                         ------------------------------------------------------
Each of the facilities now directly or indirectly owned and operated by Parent is listed on Schedule 3.11 (the "Facilities"), is duly licensed by the state in
             -------------
which it is located as a hospital, psychiatric hospital or residential treatment center or similar facility, as the case may be, authorized to operate the business conducted by it as currently operated and to operate the numbers of beds at the location set forth in Schedule 3.11. Each of the Facilities
                                  -------------
participates in the Medicare, Medicaid and CHAMPUS programs, except as set forth in Schedule 3.11. All material licenses, permits, certifications, certificates
   -------------
of need and contracts which are necessary to operate the businesses of the Facilities (collectively, the "Facility Businesses") are valid and in good standing. None of the Facilities has incurred or committed for expenditures which require certificates of need which have not been duly obtained. Each of the Facilities is duly accredited by the Joint Commission on Accreditation of Healthcare Organizations for the three-year periods ended as set forth by Facility in Schedule 3.11.
            -------------

          Section 3.12.  Litigation or Proceedings.  Schedule 3.12 contains a
                         -------------------------   -------------
list of each pending lawsuit or legal proceeding to which any Purchaser is a party or which arose out of or in connection with the operations of any Purchaser or, to the

Purchaser's best Knowledge, which has been threatened against any Purchaser in connection with any of their operations which, in the case of threatened lawsuits or litigation, would reasonably be expected to have a material adverse effect on any Facility. Except as disclosed on Schedule 3.12, no Purchaser has
                                                -------------
within the last three years been subject to any formal or informal (of which any Purchaser has received notice) investigations or proceedings of the Department of Health of the state in which it operates, the United States General Accounting Office, the Health Care Financing Administration, the Department of Justice, the Federal Trade Commission or other similar governmental agencies with respect to any Facility. There are no such claims, actions, proceedings or investigations, of which any Purchaser has received notice, pending or, to the best Knowledge of Purchaser, threatened challenging the validity or propriety of the transactions contemplated by this Agreement. No Purchaser is now a party or subject to any injunction, order, or decree restricting the method of the conduct of its business or the marketing of any of its services, nor, except as disclosed on Schedule 3.12, has any governmental agency investigated or
             -------------
requested (other than on a routine basis) within the last three years information with respect to such methods of business or marketing of services; no Purchaser has received any claim that such entity currently violates any federal, state, or local law, ordinance, rule or regulation, which would reasonably be expected to have a material adverse effect on the operations of Purchaser, taken as a whole, and, to the best of the Purchaser's Knowledge, no such claim is or has been threatened; and, except as disclosed on Schedule 3.12,
                                                                  -------------
there have been no developments materially adverse to any Purchaser within the last three years with respect to any pending or threatened claim, action or proceeding of an administrative or judicial nature, including but not limited to those referred to in Schedule 3.12, and including, without limitation, any such
                     -------------
pending or threatened claim, action or proceeding arising from or relating to
(i) the assertion by any governmental authority of any retroactive adjustment of the sums which any Purchaser was entitled to receive pursuant to government or third party reimbursement programs including, without limitation, Medicare and Medicaid, or (ii) any allegation by any governmental authority of fraud or abuse by any current or former officers or employees of any Purchaser in connection with the making of any application for reimbursement pursuant to the government or third party reimbursement programs referred to in the preceding clause (i).

          Section 3.13.  Employee Benefits.  Schedule 3.13 contains a list of
                         -----------------   -------------
(i) each pension, profit-sharing, bonus, deferred compensation, or other retirement plan or arrangement of any Purchaser, whether oral or written, which constitutes an "employee pension benefit plan" as defined in Section 3(2) of ERISA, (ii) each medical, health, disability, insurance or other plan or arrangement of any Purchaser, whether oral or written, which constitutes an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, and (iii) each other employee benefit or perquisite provided by any Purchaser in which any employee of any of Purchaser participates in his or her capacity as such which are material to Purchaser. A true and complete copy of each such written plan or agreement described in Schedule 3.13 has heretofore
                                                 -------------
been furnished or made available to CPC.

          Section 3.14.  Taxes and Tax Returns.  Each Purchaser and Subsidiary
                         ---------------------
has duly filed all federal, state and local tax and informational returns required to be filed by it (all of which are true and correct in all material respects) and has duly paid or made provision for the payment of all taxes including, without limitation, income, franchise, excise, sales, use and payroll taxes (including any interest or penalties) which are due with respect to all periods prior to the closing to the appropriate tax authorities. There are no pending examinations by the IRS or any state taxing authority and there has been no waiver of any statute of limitations with respect to the taxation of any Purchaser. There are no liens with respect to taxes, including without limitation, income, franchise, excise, sales, use and payroll taxes (except for liens with respect to real property taxes not yet delinquent) upon any of the assets of any Purchaser. Each Purchaser has withheld proper and accurate amounts from its employees' compensation in full and complete compliance with all withholding and similar provisions of the Code, and any and all other applicable laws.

          Section 3.15.  Employees.  Schedule 3.15 contains a list as of a
                         ---------   -------------
recent date, by Facility, of each of the employees of any Purchaser, their current salary or wage rates, of such employees earning greater than $50,000 per annum. Except for annual raises granted consistently with each Purchaser's prior practices, since June 30, 1996, there has not been any increase in the compensation payable or to become payable by any Purchaser to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any such person, other than bonuses paid in accordance with Purchaser's established bonus programs.

          No Purchaser has incurred any liability, or, to the best Knowledge of Purchasers, taken or failed to take any action that will result in any liability, in respect of any failure to comply with the Fair Labor Standards Act or any other applicable laws dealing with minimum wages or maximum hours for employees. Except as set forth on Schedule 3.15, all employees of each
                                   -------------
Purchaser are terminable at will.

          Section 3.16.  Labor Matters.  No Purchaser has any collective
                         -------------
bargaining agreement with any labor union, and there are no current negotiations with a labor union. Each of the Purchasers is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. To the best Knowledge of Purchaser, there are no unfair labor practice complaints against any Purchaser pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting any Purchaser. No grievance which would reasonably be expected to have a material adverse effect on any of the Purchasers or any such arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists. No Purchaser has experienced any employee strike. Each of the Purchasers will advise CPC of any such labor dispute that arises before the Closing.

          Section 3.17.  Certain Contracts.  Schedule 3.17 lists all contracts
                         -----------------   -------------
to which any Purchaser is a party involving obligations for payment, performance of services or delivery of goods in excess of $25,000 or total rent in excess of $100,000 and which require any Purchaser to continue to perform for a period of longer than twelve (12) months and are not terminable by such Purchaser upon 90 days or less prior notice (the "BHC Scheduled Contracts"). Each Purchaser has delivered or made available to the Sellers true and correct copies of all BHC Scheduled Contracts. All of such BHC Scheduled Contracts are valid and binding obligations of the parties thereto, are in full force and effect, and, to the best Knowledge of the Purchasers, are enforceable against the parties thereto in accordance with their respective terms. No Purchaser has received any notice that the other parties to the BHC Scheduled Contracts are (i) in material default under such BHC Scheduled Contracts or (ii) consider any Purchaser to be in default thereunder. Except as expressly noted in Schedule 3.17, to the best
                                                     -------------
Knowledge of the Purchasers, no party to any of the BHC Scheduled Contracts intends to terminate or adversely modify its agreement(s) with respect thereto, or adversely change the volume of business done thereunder.

          Section 3.18.  Certain Leases.  Schedule 3.18 lists all leases to
                         --------------   -------------
which any Purchaser is a party involving annual obligations on the part of any Purchaser for the payment of rent in excess of $25,000 per year or total rent in excess of $100,000 with respect to any real property leased to any Purchaser and involving lease or rental of real property by any Purchaser as lessor or sublessor in each case with an unexpired term of twelve (12) months or more and is not terminable by such Purchaser upon 90 days or less prior notice (the "BHC Scheduled Leases"). Each Purchaser has delivered or made available to the Sellers true and correct copies of all BHC Scheduled Leases and all related amendments, supplements and modifications and related documents (the "BHC Scheduled Lease Documents"). The BHC Scheduled Lease Documents are unmodified and in full force and effect, and there are no other agreements, written or oral, between any Purchaser and any third parties claiming an interest in any Purchaser's interest in the BHC Scheduled Leases or otherwise relating to any Purchaser's use and occupancy of any such leased real property. All such BHC Scheduled Leases are valid and binding obligations of the parties thereto, are in full force and effect, and, to the best Knowledge of the Purchasers, are enforceable against the parties thereto in accordance with their terms; and to the best Knowledge of Purchasers, no event has occurred including, without limitation, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which (whether with or without notice, lapse of time or both) would constitute a default thereunder. No Purchaser has received any notice that the other parties to the BHC Scheduled Leases are (i) in material default under such BHC Scheduled Leases or (ii) consider any Purchaser to be in default thereunder.

          Section 3.19.  Insurance.  Schedule 3.19 contains a list of all
                         ---------   -------------
insurance policies of each of the Purchasers relating to their operations. To Purchaser's Knowledge, no Purchaser is in default under any policy listed on
Schedule 3.19.
-------------

          Section 3.20.  Environmental. Except as disclosed in any phase I
                         -------------
environmental report delivered to Purchaser pursuant to this Agreement or as set forth on Schedule 3.20:
         -------------

          (a) Each Purchaser is currently in compliance in all material respects with the Environmental Laws which compliance includes, but is not limited to, the possession by each Purchaser of all permits and other governmental authorization required under the Environmental Laws, and compliance in all material respects with the terms and conditions thereof;

          (b) No Purchaser has stored, disposed of or arranged for disposal of any Materials of Environmental Concern on any of the real property owned by it, except in material compliance with the Environmental Laws;

          (c) No Purchaser has received any communication (written or, the best Knowledge of Purchaser, oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that any Purchaser is not in material compliance with the Environmental Laws or the Medical Waste Laws, and, to the best Knowledge of Purchaser, there are no circumstances that may prevent or interfere with such material compliance in the future. There is no Environmental Claim pending or, to the best Knowledge of Purchaser, threatened against, or which has been made known to, any Purchaser.

          (d) During the period that the assets used in connection with the Facility Businesses have been held by any of the Purchasers or their affiliates or predecessors in interest, to the best Knowledge of Purchasers, there have been no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the generation, handling, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that would form the basis of any Environmental Claim against any Purchaser which would reasonably be expected to have a material adverse effect on any Facility.

          (e) Without in any way limiting the generality of the foregoing, to the best Knowledge of Purchaser, (i) no underground storage tanks are located on property owned or leased by any Purchaser, (ii) there is no friable asbestos contained in or forming part of any building, building component, structure or office space owned or leased by any Purchaser, and (iii) no PCBs are used or stored at any property owned or leased by any Purchaser.

          (f) With respect to the generation, transportation, treatment, storage and disposal or other handling of Medical Waste, each of the Purchasers is presently in compliance with all Medical Waste Laws.

          Section 3.21.  Absence of Undisclosed Liabilities.  Except as and to
                         ----------------------------------
the extent reflected or specifically reserved against (which reserves are believed adequate in amount) in the Financial Statements had, at and as of the date of such Financial Statements, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) required to be reflected thereon or included therein (consistent with the standards set forth in Section 3.10), except for any liabilities which have been incurred since the dates of such Financial Statements in the ordinary course of business consistent with past practice (and that would not have a material adverse effect on any Facility) or which have been discharged or paid in full prior to the date hereof.

          Section 3.22.  No Misleading Statements.  No representation or
                         ------------------------
warranty by any Purchaser contained in this Agreement, and no statement contained in any Schedule (including any supplement or amendment thereto) and the documents to be delivered at the Closing by or on behalf of any Purchaser to the Sellers or any of its representatives in connection with the transactions contemplated hereby (the Schedules, including any supplement or amendment thereto, and such other documents are herein referred to, collectively, as the "Purchaser Additional Documents"), and no written statement made or delivered by any Purchaser in connection with this Agreement or the transactions contemplated hereby, contains or will contain, to the best of the Purchaser's Knowledge, any untrue statement of a material fact, or, to the best Knowledge of the Purchaser, omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. Copies of all documents described on any Schedule hereto shall be correct and complete and all descriptions of such documents shall be true.

          Section 3.23.  Adverse Change.  Since August 31, 1996, there has not
                         --------------
been any material adverse change in the condition (financial or otherwise) of the Purchaser taken as a whole.

          Section 3.24.  Solvency.  Immediately prior to and immediately
                         --------
following the Closing Date:

          (a) the present fair salable value of the respective assets of each Purchaser (on a going concern basis) will exceed the respective liabilities of such Sellers and its debts (including its contingent obligations);

          (b) None of the Purchasers will have incurred debts (including contingent obligations) beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received from any source, and of amounts to be payable on or in respect of debts); and the amount of cash available to each Seller after taking into account all other anticipated uses of funds is anticipated to be sufficient to pay all such amounts on or in respect of its debts, when such amounts are required to be paid; and

          (c) Each Purchaser will have sufficient capital with which to conduct their respective businesses, and the respective property of the Purchasers does not constitute unreasonably small capital with which to conduct their respective business.

          For purposes of this Section 3.24 "debt" means any liability or a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such a right to any equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

          Section 3.25   United Psychiatric Group Representations and
                         --------------------------------------------
Warranties. The representations and warranties of the respective Sellers and Partnerships contained in those certain Asset Purchase Agreements, Stock Purchase Agreements and Purchase Agreement pursuant to which Purchaser acquired or will acquire the UPG Hospitals, including the exceptions thereto, and the disclosure schedules attached thereto are hereby incorporated herein by reference in their entirety as if set forth herein as if such representations and warranties were made by Sellers to Purchaser.

                                   ARTICLE IV

                            COVENANTS OF THE SELLERS
                            ------------------------

          Each of the Sellers hereby covenants and agrees as follows:

          Section 4.1.   Access and Information.  Between the date hereof and
                         ----------------------
the Closing Date, each of the Sellers shall, and shall cause CPC of Texas and CRC San Antonio to, give to the Purchaser and its agents reasonable access during normal business hours and upon reasonable prior request to the premises, employees, books, accounts, records and other relevant documents of each of the Sellers and CPC of Texas and CRC San Antonio in respect of each Hospital Business, provided the Purchaser shall not have access to patient or employee
          --------
records or other records the disclosure of which would be prohibited by law, governmental rule or regulation.

          Section 4.2.   Fulfillment of Conditions.  Each of the Sellers shall
                         -------------------------
execute and deliver prior to or at the Closing each contract that such Sellers are required hereby to execute and deliver prior to or at the Closing and each Seller shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the parties contained in this Agreement to the extent the satisfaction of such condition is within the control of any of the Sellers.

          Section 4.3.   Conduct of the Hospital Businesses Prior to the
                         -----------------------------------------------
Closing. On and after the date hereof and prior to the Closing, and except as otherwise consented to or approved by the Purchaser or required by this Agreement, each Seller shall, and shall cause CPC of Texas and CRC San Antonio to, conduct the businesses, operations and activities of their Hospital Business only in the ordinary course of business and consistent with past practices. Seller shall not dispose of capital assets relating to the Business having an aggregate book value in excess of $25,000; provided, however, that CPC may transfer all or a portion of the stock of CPC of Texas to another wholly-owned subsidiary of CPC. Each of the Sellers shall, and shall cause CPC of Texas and CRC San Antonio to, use all commercially reasonable efforts to keep available to the Purchaser the services of the present employees of its Hospital Business (except those dismissed for cause or those who voluntarily discontinue their employment) and to use all reasonable efforts to preserve for the Purchaser the goodwill of the suppliers, patients and others having business relations with its Hospital Business. The Sellers shall provide access to its employees upon reasonable notice to its employees for purposes relating to the conduct of the Business prior to the Closing.

          Section 4.4.   Title Commitments and Surveys. Sellers will deliver, as
                         -----------------------------
soon as reasonably possible, to the Purchaser the Title Commitments for owner's title insurance from First American Title Insurance Company or their local issuing agents (collectively, the "Title Company"). The Sellers will also deliver, as soon as reasonably possible, to the Purchaser as-built surveys of the Real Property (the "Surveys"), showing the perimeter boundaries of the Real Property and all improvements thereon. The Title Commitments and the Surveys will be set forth on Schedule 2.7.
                     ------------

          Section 4.5.   Notice and Cure.  Sellers shall notify the Purchaser
                         ---------------
promptly in writing of, and contemporaneously will provide the Purchaser with true and complete copies of, any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of any of the Sellers under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Sellers contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. To the extent that a failure to do so would result in the material inaccuracy of any Schedule, each of the Sellers shall update and supplement (pursuant to Section 11.16 of this Agreement) any Schedule rendered inaccurate by any such event, transaction or circumstance. In addition, each Seller shall use all commercially reasonable efforts to cure, before the Closing, any material violation or material breach of any representation, warranty, covenant or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement.

          Section 4.6.   Employee Benefits.  After the Closing, each Seller
                         -----------------
shall timely make appropriate distributions to, or for the benefit of, all former employees of each of the Sellers who do not become Hired Employees (as hereinafter defined) in respect of all employee pension benefit plans and employee health or welfare benefit plans (as such terms are defined in Section 3 of ERISA) which are in force and effect with respect to employees at any Hospital Business on the Closing Date in accordance with ERISA, the Code and the terms and conditions of such plans; provided that in no event shall the
                                    --------
termination of employment of such employees by any Seller constitute a "partial termination" of any Seller's benefit plans. Employee welfare plan benefits for each Hospitals' employees shall cease as of the Effective Time (as defined in Section 11.4) of the Closing Date; except that each Seller shall remain liable for all workers' compensation and employee health claims for hospitalized employees as of the Effective Time and their covered dependents to whom the Sellers are obligated to pay benefits as of the Closing Date, but such liability shall cease as to each hospitalized employee at such time as such employee is discharged from the hospital and as to each hospitalized dependent as of the date his covered dependent is discharged from the hospital. Notwithstanding the foregoing sentence, in no event shall any Seller be liable after Closing to Hired Employees or dependents who are in a hospital receiving health care services on the Closing Date for continuation of health care benefits beyond the period required pursuant to the health care continuation provisions of Section 4980B of the Code and of Sections 601 through 609 of ERISA. The Purchaser and the Sellers shall cooperate to identify promptly after the Closing the employees and their covered dependents to whom the Sellers remain obligated to provide health benefits after the Closing under the preceding sentence.

          Section 4.7.   HSR Act Filings.  Sellers will (a) take promptly all
                         ---------------
actions necessary to make the filings required of the Sellers or their affiliates under the HSR Act, such filing to occur on or before October 23, 1996, (b) comply at the earliest practicable date with any request for additional information received by any Seller or their affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "DOJ") pursuant to the HSR Act, and (c) cooperate with the Purchaser in connection with the Purchaser's filings under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ.

          Section 4.8.   Environmental and Engineering Reports. Each of the
                         -------------------------------------
Sellers shall order environmental phase one surveys of the Real Property and the real property owned by CRC San Antonio and engineering reports of the structural and mechanical systems of the Real Property, to be delivered to the Purchaser as soon as reasonably practicable but in any event on or before November 15, 1996.

          Section 4.9.   Voting Agreement.  At the Closing, CPC shall execute
                         ----------------
and deliver the Stockholders' Agreement (the "Stockholders' Agreement") in the form attached hereto as Schedule 4.9.
                        ------------

          Section 4.10.  Alternative Proposals.  From the date of this Agreement
                         ---------------------
until the rightful termination of this Agreement pursuant to Article VIII of this Agreement, except for continuing the discussions concerning the possible sale of certain Hospitals of which Sellers shall keep Purchaser informed as to the progress (which discussions shall not result in a binding agreement to sell any such Hospital without the prior written consent of Purchaser), Sellers shall not, and shall not permit any of their subsidiaries or their respective employees, officers, directors, agents or representatives, directly or indirectly, initiate, solicit or encourage any inquiries or proposals or enter into or continue any discussions, negotiations, understandings, arrangements or agreements relating to sale, exchange, transfer or other disposition of any substantial portion (which, for purposes of this Section 4.10, shall include the sale, exchange, transfer or other disposition of one or more Hospitals) of assets comprising the Business or the transactions contemplated within this Agreement and the Merger Agreement or the merger, amalgamation, combination or reorganization of any Seller (as such term is defined herein or in the Merger) with or into any other person, corporation, partnership, or entity (including, without limitation, any proposal or offer to the shareholders of CPC), or provide any assistance, information or data to, or otherwise cooperate or have discussions, with any other person, corporation, partnership, or entity in connection with any such inquiry, proposal or transaction. In the event that any Seller (as such term is defined herein or in the Merger Agreement) receives any inquiry, proposal or offer within this Section, or obtains information that such an inquiry, proposal or offer may be made, then such Seller shall provide Parent with notice thereof immediately following the receipt thereof, including the identity of the prospective purchaser or soliciting party.

          Section 4.12   Listing of Assets.  Sellers shall provide Purchaser
                         -----------------
with such list of the assets of CPC of Texas and/or CRC San Antonio as Purchaser may reasonably request.


                                   ARTICLE V

                           COVENANTS OF THE PURCHASER
                           --------------------------

          The Purchaser covenants and agrees as follows:

          Section 5.1.   Access and Information.  Between the date hereof and
                         ----------------------
the Closing Date, each of the Purchasers shall give to the Sellers and their agents reasonable access during normal business hours and upon reasonable prior request to the premises, employees, books, accounts, records and other relevant documents of each of the Purchasers and Subsidiaries, provided the Sellers shall
                                                      --------
not have access to patient or employee records or other records the disclosure of which would be prohibited by law, governmental rule or regulation, and further provided that with respect to certain hospitals proposed to be acquired
----------------
by Purchaser from affiliates United Psychiatric Corporation, a Delaware corporation (the "UPG Hospitals"), Purchaser only agrees to provide access to such information in the possession of Purchaser and to permit access to such UPG Hospitals and their employees (and information at such UPG Hospitals) when Purchaser deems that such access would be appropriate, but in no event later than November 15, 1996.

          Section 5.2.   Fulfillment of Conditions.  Each of the Purchasers
                         -------------------------
shall execute and deliver prior to or at the Closing each contract that such Purchasers are required hereby to execute and deliver prior to or at the Closing and each Purchaser shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the parties contained in this Agreement to the extent the satisfaction of such condition is within the control of any of the Purchasers.

          Section 5.3.   Preservation and Access to Records After the Closing.
                         ----------------------------------------------------
After the Closing, the Purchaser shall keep and preserve as long as legally required all medical records, patient records, medical staff records and other books and records of the Business existing as of the Closing relating to the conduct of the Business prior to the Closing. Upon request, Purchaser shall provide Sellers with a control policy addressing the length of time each document will be retained. The Purchaser will afford to the representatives of the Sellers, including its agents, affiliates, counsel and accountants, at the request of the Sellers, reasonable access to, and copies of (at Sellers' cost), the records transferred to the Purchaser at the Closing (including, without limitation, access to records of patients treated by the Sellers at the Hospitals) during normal business hours after the Closing Date. The Purchaser shall maintain the patient and medical staff records at the Hospitals in accordance with applicable law and the requirements of relevant insurance carriers. The Purchaser shall provide access to its employees upon reasonable notice for purposes relating to the conduct of the Business prior to the Closing.

          Section 5.4.   Conduct of Business Prior to the Closing.  On and after
                         ----------------------------------------
the date hereof and prior to the Closing, and except as otherwise consented to or approved by the Sellers or required by this Agreement, each Purchaser and Subsidiary (as used in this Article V the term "Subsidiary" includes the UPG Hospitals after the acquisitions thereof by Purchaser) shall conduct its businesses, operations and activities only in the ordinary course of business and consistent with past practices; provided that Seller may dispose of all or a portion of its interest in hospitals in Texas or Cedar Vista Hospital. Purchasers shall not dispose of capital assets having an aggregate book value in excess of $25,000, excluding capital assets relating to facilities located in Texas or Cedar Vista Hospital. Each Purchaser shall and Parent shall cause each Subsidiary to use all commercially reasonable efforts to keep available the services of its present employees (except those dismissed for cause or those who voluntarily discontinue their employment) and to use all reasonable efforts to preserve the goodwill of the suppliers, patients and others having business relations with the Purchaser or any of its subsidiaries. Notwithstanding any statement contained in this Section to the contrary, Purchaser shall have no obligation with respect to the

UPG Hospitals until the acquisition of the UPG Hospitals is consummated, but Purchaser does hereby confirm that the UPG Hospitals are subject to contractual limitations substantially similar to those in this Section.

          Section 5.5.   Certain Employee Matters.  (a) Prior to the Closing,
                         ------------------------
the Purchaser intends to offer employment in comparable positions, effective simultaneously with the Closing, to all of the employees of the Sellers and of CPC of Texas and CRC San Antonio working at the Hospitals as of the Closing Date. All such employees who accept the Purchaser's offer of employment shall be referred to herein as the "Hired Employees." Also prior to Closing, Purchaser will notify Sellers and CPC of Texas and CRC San Antonio of any employees to whom Purchaser does not intend to offer employment. In any event, Purchaser agrees to make a sufficient number of offers of employment such that Sellers' termination of all employees of the Hospitals prior to Closing under this Agreement and the Merger Agreement will not constitute a violation of the WARN Act. Except as otherwise provided for in this Agreement, Purchaser shall be responsible for all costs and liabilities attendant to such termination.

          (b) The Purchaser shall give all Hired Employees full credit for all of the accrued vacation, holiday and sick pay of such employees, either by allowing such employees the accrued time off reflected in the employment records of the Seller or by making full payments to such employees of the amounts which such employees would have received had they taken their accrued or accumulated holiday, vacation time. Purchaser shall not be obligated to pay any Hired Employee for accrued sick time upon the termination, whether voluntary or involuntary, of such Hired Employee.

          (c) The Purchaser shall offer health insurance benefits to all Hired Employees and their dependents (except those persons not having health insurance benefits with the Sellers immediately prior to the Closing), effective simultaneously with the Closing, and shall be responsible for all employee health claims resulting from occurrences before, on or after the Closing Date without regard to whether a Hired Employee is actively at work on said date, except those Hired Employees who are hospitalized on the Closing Date will remain the responsibility of the Sellers until they are discharged from the hospital. Notwithstanding the foregoing sentence, in no event shall the Sellers be liable after Closing to Hired Employees or dependents who are in a hospital receiving healthcare services on the Closing Date for continuation of healthcare benefits beyond the period required pursuant to the healthcare continuation provisions of Section 4980B of the Code and of Sections 601 through 609 of ERISA. Any amounts which have been applied toward satisfaction of the calendar year 1996 deductible on behalf of any Hired Employee under any insured employee welfare benefit plan of the Sellers shall be deemed to be so applied toward satisfaction of the calendar year 1996 deductible under the applicable insured employee welfare benefit plan of the Purchaser. Any amounts which have accumulated towards any Hired Employee's satisfaction of a limitation on benefit payments or coverage under any employee welfare benefit plan of the Sellers shall be applied toward any such limitation under the applicable insured welfare benefit plan of the Purchaser, and the Purchaser shall cause its employee welfare benefit plans to waive any limitations for pre-existing conditions with respect to conditions affecting any Hired Employees as of the date of hire by Purchaser other than conditions affecting such Hired Employees which were excluded with respect to such Hired Employees as pre-existing conditions under the employee welfare benefit plan of the Sellers. The Purchaser shall take into account all service with the Sellers or any affiliate or division of the Sellers for purposes of determining whether an employee has satisfied the service requirements for eligibility, participation and all other purposes (including without limitation vesting of benefits) under all of the employee welfare benefit plans of the Purchaser (whether or not insured).

          (d) Except as otherwise provided for in this Agreement, Hired Employees will be offered employee benefits to the same extent as employees occupying similar positions with similar experience with Purchaser.

          Section 5.6.   Excluded Assets.  As soon as practicable after the
                         ---------------
Closing, the Purchaser shall return to CPC any Excluded Assets found after the Closing Date. This is not intended to be part of the purchase price for the Assets or a dividend.

          Section 5.7.   Title Reports.  The Purchaser shall deliver, as soon as
                         -------------
reasonable possible, to the Sellers, the most recent title reports obtained by Purchaser in connection with its real property. The Purchaser shall also deliver as soon as reasonably possible, to the Sellers as-built surveys of real property owned by Purchaser showing the perimeter boundaries of such real property and all improvements thereon. The title reports and such surveys will be set forth on Schedule 5.7.
                ------------

          Section 5.8.   Notice and Cure.  The Purchaser will notify CPC
                         ---------------
promptly in writing of, and contemporaneously will provide CPC with true and complete copies of, any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Purchaser under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. To the extent that a failure to do so would result in the material inaccuracy of any Schedule, Purchaser shall cause each of the Purchasers to update and supplement (pursuant to Section 11.16 of this Agreement) any Schedule rendered inaccurate by any such event, transaction or circumstance. In addition, Purchaser will use all commercially reasonable efforts to cure, before the Closing, any material violation or material breach of any representation, warranty, covenant or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement.

          Section 5.9.   HSR Act Filings.  The Purchaser will (a) take promptly
                         ---------------
all actions necessary to make the filings required of the Purchaser or its affiliates under the HSR Act, such filing to occur on or before October 23, 1996, (b) comply at the earliest practicable date with any request for additional information received by the Purchaser or its affiliates from the FTC or the DOJ pursuant to the HSR Act, and (c) cooperate with the Seller in connection with the Sellers' or its affiliates' filings under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ.

          Section 5.10.  Alternative Proposals.  From the date of this Agreement
                         ---------------------
until the rightful termination of this Agreement pursuant to Article VIII of this Agreement, Purchaser shall not, and shall not permit any of their subsidiaries or their respective employees, officers, directors, agents or representatives, directly or indirectly, initiate, solicit or encourage any inquiries or proposals or enter into or continue any discussions, negotiations, understandings, arrangements or agreements relating to sale, exchange, transfer or other disposition of any substantial portion (which, for purposes of this Section 5.10, shall include the sale, exchange, transfer or other disposition of one or more Facilities, other than the hospitals located in State of Texas and Cedar Vista Hospital) of their assets (except in the ordinary course of business consistent with past practice) or the transactions contemplated within this Agreement, or the merger, amalgamation, combination or reorganization of any Purchaser with or into any other person, corporation, partnership, or entity (including, without limitation, any proposal or offer to the shareholders of Parent), or provide any assistance, information or data to, or otherwise cooperate or have discussions, with any other person, corporation, partnership, or entity in connection with any such inquiry, proposal or transaction. In the event that any Purchaser receives any inquiry, proposal or offer within this Section, or obtains information that such an inquiry, proposal or offer may be made, then such Purchaser shall provide CPC with notice thereof immediately following the receipt thereof, including the identity of the prospective purchaser or soliciting party.

          Section 5.11.  Voting Agreement.  Purchaser shall use its best efforts
                         ----------------
to cause all persons having voting rights to execute and deliver the Stockholders' Agreement at the Closing.

          Section 5.12.  Environmental and Engineering Reports. Purchaser shall
                         -------------------------------------
order such environmental phase one surveys of its real property as may reasonably be requested by Sellers and such engineering reports of the structural and mechanical systems of such real property as may reasonably be requested by Sellers, to be delivered to the Sellers as soon as reasonably practicable but in any event (if the date of the request permits) on or before November 16, 1996. (if the date of the request permits).

          Section 5.13.  Employee Options.  Purchaser will adopt an employee
                         ----------------
stock option plan (the "Option Plan") prior to the time shares of BHC Common Stock are first registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (an "IPO"). Purchaser agrees that the Option Plan shall provide that 20% of each option grant will vest at the time of grant, with an additional 20% to vest on each anniversary of the date of grant. It is contemplated that the Option Plan will provide for the grant of options to purchase up to approximately 10% of the shares of BHC Common Stock (on a fully diluted basis and assuming that CPC no longer owns any Series A Preferred Stock) and that approximately 80% of the options available under the Option Plan will be granted at the time or before the IPO. Hired Employees will be granted options on the same terms as employees of Purchaser occupying similar positions with Purchaser.

          Section 5.14.  Election to Board.  Parent agrees to amend its Bylaws
                         -----------------
prior to the Closing in accordance with Section 1.1 of the Stockholders' Agreement in the form annexed hereto as Schedule 4.9. Contemporaneously with
                                        ------------
the Closing, Richard L. Conte, Wendy L. Simpson and Robert L. Thomas (such individuals and any replacements thereof, "Sellers' Designees") shall be elected to Parent's Board of Directors.

          Section 5.15.  Directors and Officers' Insurance.  At the Closing,
                         ---------------------------------
Parent shall deliver to Sellers a letter from a national insurance brokerage firm reasonably satisfactory to Sellers which states that such company believes that it would be able to place officers' and directors' insurance for Purchaser in an amount of $35,000,000 at a commercially reasonable cost assuming Purchaser were a public company at the date of Closing. Following an IPO, at the request of Sellers' Designees, Purchaser will use its best efforts to obtain officers' and directors' insurance in such amount as is customary among companies of the same size as Purchaser and engaged in the same business, but not to be less than $35,000,000.

          Section 5.16.  Conte Consulting Agreement.  Purchaser shall enter into
                         --------------------------
an agreement prior to the Closing with Richard L.

Conte on the terms contained in Schedule 5.16 hereto, which agreement shall
                                -------------
contain such other terms and conditions consistent with the terms set forth on
Schedule 5.16 as may be agreed upon by Purchaser and Mr. Conte.
-------------

          Section 5.17.  Formation of Subsidiaries.  Prior to the Closing,
                         -------------------------
Purchaser shall form one or more new corporations, which corporations shall purchase the Assets.

          Section 5.18   Financial Statements  Purchaser shall provide Sellers
                         --------------------
with monthly income statements and balance sheets for the Purchaser within 21 days of the end of each month.


                                   ARTICLE VI

                            CONDITIONS PRECEDENT TO
                            -----------------------
                         THE OBLIGATIONS OF THE SELLERS
                         ------------------------------

          All obligations of the Sellers which are to be discharged under this Agreement at the Closing are subject to the performance or waiver, at or prior to the Closing Date, in all material respects of all covenants and agreements contained herein which are to be performed by the Purchaser at or prior to the Closing Date and to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

          Section 6.1.   Representations and Warranties True.  All of the
                         -----------------------------------
representations and warranties made by Purchaser in Article III of this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier specified date and except to the extent a Schedule is supplemented in accordance with Section 11.16; the Purchaser shall have in all material respects performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date; and the Sellers shall have been furnished certificates of the President and the Chief Financial Officer, of the Purchaser, dated the Closing Date, in his corporate capacity, certifying to the truth in all material respects of such representations and warranties as of the Closing Date and to the fulfillment in all material respects of such covenants and conditions.

          Section 6.2.   Opinion of the Purchaser's Counsel.  The Sellers shall
                         ----------------------------------
have been furnished an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Seller, of counsel to Purchaser.

          Section 6.3.   Authority.  All action required to be taken by or on
                         ---------
behalf of the Purchaser to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken. The Purchaser shall have delivered to the Sellers certified resolutions of its board of directors evidencing such authorization, together with a certified copy of its Certificate of Incorporation and Bylaws.

          Section 6.4.   No Obstructive Proceeding.  No suit, action or other
                         -------------------------
proceeding shall have been instituted to restrain, enjoin or otherwise prevent or question the legality of the consummation of the transactions contemplated by this Agreement.

          Section 6.5.   Consents and Approvals.  The Sellers shall have
                         ----------------------
obtained all third party consents reasonably necessary for the legal or authorized transfer of all material Assets.

          Section 6.6.   HSR Act; Restraining Order.  The waiting period under
                         --------------------------
the HSR Act shall have expired or been terminated, and no order restraining or enjoining the transactions contemplated hereby shall have been obtained by the FTC, the DOJ or any state regulatory agency or any private party and be in effect.

          Section 6.7.   Voting Agreement.  The parties to Purchaser's Amended
                         ----------------
and Restated Stockholders' Agreement dated June 30, 1993, as amended and restated as of December 30, 1993 and May 31, 1995, holding at least 80% of the total outstanding votes attributed to the issued and outstanding shares and subordinated notes of the Parent shall have executed and delivered the Stockholders' Agreement.

          Section 6.8.   Prior Transactions.  Purchaser shall have consummated
                         ------------------
the acquisition of the UPG Hospitals. Such acquisition shall be on terms approved by Purchaser and Purchaser shall be reasonably satisfied with the assets, liabilities, operations, prospects and condition (financial and otherwise) of such acquired entities.

          Section 6.9.   Financing.  Purchaser shall have received, on terms
                         ---------
reasonably acceptable to Sellers, permanent financing in an amount not less than $100,000,000.

          Section 6.10.  Employment Offers.  Purchaser shall have made
                         -----------------
employment offers to such persons as Purchaser and Seller shall mutually agree and on terms as the parties may agree.

          Section 6.11.  Execution of Lease.  Purchaser and THC Indianapolis or
                         -------------------
an affiliate thereof shall have entered into a lease and services agreement having the material terms and conditions set forth in Schedule 6.11 pursuant to
                                                      -------------
which THC Indianapolis or affiliate thereof will lease space in and be provided services by Valle Vista Hospital from Purchaser.

          Section 6.12.  Title Insurance.  If the lender to the Purchaser
                         ---------------
referred to Section 6.9 shall require title insurance policies, Purchaser shall cause Seller to be an insured under the policies issued with respect to real property owned by Purchaser or its subsidiaries.

          Section 6.13.  Adverse Change.  There shall have been no material
                         --------------
adverse change in condition (financial or otherwise) of the Purchaser and its subsidiaries from the date of this Agreement through the Closing Date.

          Section 6.14.  Additional Agreements.  Purchaser, its securities
                         ---------------------
holders and affiliates shall have entered into such additional agreements as may reasonably be required to be entered into by such parties on or before the Closing.

          Section 6.15.  Registration Rights Agreement.  Purchaser and Sellers
                         -----------------------------
shall have entered into a Registration Rights Agreement substantially in the form of Schedule 6.15 attached hereto.


                                  ARTICLE VII

                    CONDITIONS PRECEDENT TO THE OBLIGATIONS
                    ---------------------------------------
                                OF THE PURCHASER
                                ----------------

          All obligations of the Purchaser which are to be discharged under this Agreement at the Closing are subject to the performance or waiver, at or prior to the Closing Date, in all material respects of all covenants and agreements contained herein which are to be performed by the Sellers on or prior to the Closing Date and to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

          Section 7.1.   Representations and Warranties True.  All of the
                         -----------------------------------
representations and warranties made by Sellers in Article II of this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier specified date and except to the extent a Schedule is supplemented in accordance with Section 11.16; each of the Sellers shall have in all material respects performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date; and the Purchaser shall be furnished with certificates of the President and the Chief Financial Officer of the Sellers, dated the Closing Date, in his or her corporate capacity, certifying to the truth in all material respects of the representations and warranties of Sellers as of the Closing Date and to the fulfillment in all material respects of such covenants and conditions.

          Section 7.2.   No Obstructive Proceeding.  No suit, action or other
                         -------------------------
proceeding shall have been instituted to restrain, enjoin or otherwise prevent or question the legality of the consummation of the transactions contemplated by this Agreement.

          Section 7.3.   Opinion of the Seller's Counsel.  The Purchaser shall
                         -------------------------------
have been furnished an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, of counsel to the Sellers.

          Section 7.4.   Consents, Approvals and Licenses.  The Purchaser shall
                         --------------------------------
have received and been issued all licenses and approvals required under the provisions of state and federal law necessary for the Purchaser to legally conduct all relevant operations of the Hospitals being conducted by the Sellers on the Closing Date (except for the Controlled Substance Registration Certificate relating to the pharmacies in the Hospitals and such licenses and approvals shall be issued in due course and which are expected to be effective as of the Closing), and the Purchaser or the Sellers shall have obtained all third party consents reasonably necessary for the legal and authorized transfer of all material Assets, including, without limitation, the Scheduled Contracts and Scheduled Leases, except where the failure to receive such licenses, approvals and consents would not have a material adverse effect on the operations of Parent and its Subsidiaries, taken as a whole.

          Section 7.5.   Title Insurance Policies.  The Purchaser shall have
                         ------------------------
been issued owner's title insurance policies by the Title Company in an amount set forth in Schedule 7.5 pursuant to the Title Commitments insuring as of the
             ------------
Closing Date the Purchaser's good, indefeasible and, to the extent available in the applicable jurisdiction, marketable title to the Real Property which shall contain no liens except for the Permitted Encumbrances, with the survey and other standard exceptions deleted, and except for liens approved by the Purchaser which arise between the dates of the Title Commitments and the Closing.

          Section 7.6.   HSR Act; Restraining Order.  The waiting period under
                         --------------------------
the HSR Act shall have expired or been terminated and no order restraining or enjoining the transactions contemplated hereby shall have been obtained by the FTC, the DOJ or any state regulatory agency or any private party and be in effect.

          Section 7.7.  Financing.  The Purchaser shall have received, on terms
                        ---------
reasonably acceptable to the Purchaser, permanent financing in an amount not less than $100,000,000.

          Section 7.8.   Adverse Change. There shall have been no material
                         --------------
adverse change in the Assets or condition (financial or otherwise) of the Hospital Businesses from the date of this Agreement through the Closing Date.

          Section 7.9.   Voting Agreement.  CPC shall have executed and
                         ----------------
delivered the Stockholders' Agreement.

          Section 7.10.  Execution of Lease.  Purchaser and THC Indianapolis or
                         ------------------
an affiliate thereof shall have entered into a lease and services agreement having the material terms and conditions set forth in Schedule 6.12 pursuant to
                                                      -------------
which THC Indianapolis or an affiliate thereof will lease space in and be provided services by Valle Vista Hospital.

          Section 7.11   Additional Agreements.  Sellers and their affiliates
                         ---------------------
shall have entered into such additional agreements as may reasonably be required to be entered into by such parties on or before the Closing.


                                  ARTICLE VIII

                                  TERMINATION
                                  -----------

          Section 8.1.   Optional Termination.  This Agreement may be terminated
                         --------------------
and the sale of the Assets abandoned (i) at any time prior to the Closing by the mutual written consent of CPC and Parent; (ii) by Parent if any Seller adds any supplement to any Schedule to this Agreement or the Merger Agreement after the date hereof which supplement shall reasonably be expected to result in a material adverse change in the consolidated financial condition or results of operations of the Business or, after the Closing Date, Parent, in excess of $500,000 for an individual failure or $2,500,000 for all such failures, except that, in the case of criminal activity or fraud, Parent shall have the right to terminate this Agreement without regard to the preceding dollar limitations; provided that Parent must notify CPC of its election
             --------
to terminate the Agreement pursuant to this Section 8.1 within ten business days after its receipt of such supplement; (iii) by CPC if any Purchaser adds any supplement to any Schedule to this Agreement or the Merger Agreement after the date hereof which supplement shall reasonably be expected to result in a material adverse change in the consolidated financial condition or results of operations of CPC or, after the Closing Date, Parent, in excess of $500,000 for an individual failure or $2,500,000 for all such failures other than breaches of Section 3.25 hereof and $2,500,000 for breaches of Section 3.25 hereof, except that, in the case of criminal activity or fraud, CPC shall have the right to terminate this Agreement without regard to the preceding dollar limitations; provided that CPC must notify Parent of its election to terminate
             --------
the Agreement pursuant to this Section 8.1 within ten business days after its receipt of such supplement; (iv) by Parent at any time prior to November 15, 1996, if the environmental phase one surveys and engineering reports with respect to the Real Property ordered by the Sellers pursuant to this Agreement should not be reasonably satisfactory to Parent; and (v) by CPC at any time prior to November 15, 1996, if the environmental phase one surveys and engineering reports with respect to real property owned by Purchaser or its subsidiaries should not be reasonably satisfactory to Sellers. In addition, this Agreement shall immediately terminate in the event of the termination of the Merger Agreement.

          Section 8.2.   Mandatory Termination.  If the Closing has not occurred
                         ---------------------
by March 31, 1997, this Agreement shall automatically terminate, unless extended by the written agreement of CPC and the Parent.

          Section 8.3.   Termination Consequences.  In the event this Agreement
                         ------------------------
is terminated pursuant to Section 8.1 or Section 8.2, then, except as expressly provided to the contrary in this Agreement, the parties shall be discharged from their obligations under this Agreement, and neither of the parties nor any of their respective shareholders, directors or officers shall have any liability to the other party for costs, expenses, loss of anticipated profits, consequential damages or otherwise. Promptly upon the termination of this Agreement, the Purchaser shall deliver to CPC all documents (and copies thereof in its possession) concerning the Hospital Businesses previously delivered to the Purchaser.


                                   ARTICLE IX

                                INDEMNIFICATION
                                ---------------

          Section 9.1.   Indemnification by the Sellers.  After the Closing and
                         ------------------------------
subject to the limitations set forth in this Article IX the Sellers shall jointly and severally indemnify and hold harmless the Purchaser (and its stockholders, employees, officers, directors, subsidiaries, agents and representatives) from and against all liabilities, damages, costs and expenses (including reasonable attorneys' fees) incurred by such entities and persons (collectively, the "Damages") arising out of any breach, misrepresentation or nonfulfillment by any Seller of any of its representations, warranties or covenants set forth in this Agreement.

          Section 9.2.   Indemnification by the Purchaser.  (a) After the
                         --------------------------------
Closing and subject to the limitations set forth in this Article IX, Purchaser and the Subsidiaries shall jointly and severally indemnify and hold harmless the Sellers (and their stockholders, employees, officers, directors, agents and representatives) from and against all Damages arising out of any breach, misrepresentation or nonfulfillment by any Purchaser of any of its representations, warranties or covenants set forth in this Agreement.

     (b) Furthermore, after the Closing and subject to the limitations set forth in this Article IX, Purchaser shall jointly and severally indemnify and hold harmless the Sellers (and their stockholders, employees, officers, directors, agents and representatives) from and against all damages, if any, arising from any claims arising from Seller's failure to obtain Purchaser's agreement to assume the Seller's rights and obligations under the Seller's Collective Bargaining Agreement with Local 250, of the Service Employees International Union, at its CPC Belmont Hills facility, including any liability of Sellers resulting from the termination of such agreement. This obligation to indemnify should not be construed as an express or implied assumption of such Collective Bargaining Agreement by the Purchaser, as Purchaser is not assuming any of the obligations, terms and/or conditions of any Collective Bargaining Agreement which Seller may have in effect with any labor organization.

          Section 9.3.   Limitations.  (a) Neither Sellers nor Purchaser shall
                         -----------
have any liability to the other under this Article IX and no claim under this
Article IX shall:

               (i) accrue unless and only to the extent that the actual liability of (A) the Sellers (as a group) pursuant to the indemnification provisions hereof and the Merger Agreement exceeds $2,500,000 in the aggregate, (B) the Purchaser (as a group) pursuant to the indemnification provisions hereof and in the Merger Agreement (other than liability arising as a result of breaches of Section 3.25 hereof or Section 3.25 of the Merger Agreement) exceeds $2,500,000 in the aggregate, or (C) the Purchaser (as a group) pursuant to the indemnification provisions of this Agreement and the Merger Agreement arising as a result of breaches of Section 3.25 hereof and Section 3.25 of the Merger Agreement exceeds $2,500,000 in the aggregate each a "Relevant Claim");

              (ii) be made to the extent that any loss is recovered under a policy of insurance payable to the Indemnified Party which policy is in force on the date of loss;

             (iii) be made following the three year anniversary of the Closing Date except with respect to Purchaser's obligations under
                    Section 5.14.

          (b) The liability of Sellers shall cease, and any subsisting claim shall be withdrawn, upon the Hospital Businesses (or the individual Hospital relating to such claim) ceasing for any reason to be directly or indirectly wholly owned by the Purchaser or by a corporation controlled, directly or indirectly, by the Purchaser.

          (c) In the event that an Indemnified Party is entitled to recover any sum (whether by payment, discount, credit or otherwise) from any third party in respect of any matter for which a claim of indemnity could be made against the party hereto that would be liable for the Damages to an Indemnified Party hereunder (an "Indemnifying Party"), the Indemnified Party shall use commercially reasonable efforts to recover such sum from such third party (but shall not be required to institute legal proceedings) and any sum recovered will reduce the amount of the claim; and if the Indemnifying Party pays to the Indemnified Party an amount in respect of, and the Indemnified Party subsequently recovers from a third party a sum which is referable to, that claim, the Indemnified Party shall forthwith repay to the Indemnifying Party, so much of the amount paid by it as does not exceed the sum recovered from the third party less all reasonable costs, charges and expenses incurred by the Indemnified Party in obtaining payment in respect of that claim and in recovering that sum from the third party.

          (d) If either party is liable to the other for Damages arising out of any breach, misrepresentation or nonfulfillment of any representations, warranties or covenants set forth in this Agreement, then the liability of the Indemnifying Party shall be reduced and any amount paid shall be refunded when and to the extent that the Indemnified Party obtains the benefit of a reduction in its liability for its tax (whether by way of credit or otherwise) which it would not have obtained had the breach which gave rise to liability of the Indemnifying Party not arisen.

          Section 9.4.   Method of Asserting Claims.  All claims for
                         --------------------------
indemnification by any Indemnified Party under this Article IX will be asserted and resolved as follows:

          (a) In the event any claim or demand is asserted against or sought to be collected from an Indemnified Party by a person other than the Seller, the Purchaser or their affiliates (a "Third Party Claim"), the Indemnified Party shall deliver a notice of its claim (a "Claim Notice") to the Indemnifying Party within fifteen
               (15) calendar days of receipt of notice of such Third Party Claim by the Indemnified Party. If the Indemnified Party fails to provide the Claim Notice within fifteen (15) calendar days after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim if the Indemnifying Party's ability to defend has been materially prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party within thirty (30) calendar days after receipt of the Claim Notice (the "Notice Period") whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party.

               (i) If the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section, then the Indemnifying Party will have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party. The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided that the Indemnified Party may, at its
                             --------
                    sole cost and expense, file during the Notice Period prior to the time the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party desires to defend the Indemnified Party any motion, answer or other pleadings that the Indemnified Party may deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial, in the reasonable judgment of the Indemnifying Party, to the Indemnifying Party (it being understood and agreed that, except as provided in subsection
                    (a)(ii) hereof, if an Indemnified Party takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party's action); and
                    provided further that if requested by the Indemnifying
                    -------- -------
                    Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person (other than the Indemnified Party or any of its affiliates). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.4(a)(i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation.

               (ii) If the Indemnifying Party fails to notify the Indemnified
                    Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party pursuant to this
                    Section 9.4(a), or if the Indemnifying Party gives such notice but fails to prosecute diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Notice Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, a Third Party Claim by all appropriate proceedings, which proceedings will be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided that if requested by the
                                        --------
                    Indemnified Party, the Indemnifying Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-compliant against any person (other than the Indemnifying Party or any of its affiliates). Notwithstanding the foregoing provisions of this subsection, if the Indemnifying Party has notified the Indemnified Party with reasonable promptness that the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in, favor of the Indemnifying Party in the manner provided in subsection (b) of this Section, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all costs and expenses incurred by the Indemnifying Party in connection with such Third Party Claim. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section, and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

          (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party, the Indemnified Party shall deliver an Indemnity Notice (as hereinafter defined) to the Indemnifying Party. (The term "Indemnity Notice" shall mean written notification of a claim for indemnity under Article IX hereof (which claim does not involve a Third Party Claim or is a Tax Claim) by an Indemnified Party to an Indemnifying Party pursuant to this Section 9.4, specifying the nature of and specific basis for such claim and the amount or the estimated amount of such claim.) The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been prejudiced thereby. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) calendar days following its receipt of a Claim Notice or an Indemnity Notice that the Indemnifying

               Party disputes its liability to the Indemnified Party hereunder, such claim specified by the Indemnified Party will be conclusively deemed a liability of the Indemnifying Party hereunder and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand, or on such later date (i) in the case of a Third Party Claim, as the Indemnified Party suffers Damages in respect of such Third Party Claim, (ii) in the case of an Indemnity Notice in which the amount of the claim is estimated, when the amount of such claim becomes finally determined or (iii) in the case of a Tax Claim, within fifteen
               (15) days following final determination of the item giving rise to the claim for indemnity. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnified Party agree to proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations, such dispute may be resolved by litigation in an appropriate court of competent jurisdiction.

          (c) In the event the Purchaser should claim indemnity against Sellers hereunder, the Purchaser agrees to give Sellers reasonable access to the books and records and employees of the Purchaser in connection with the matters for which indemnification is sought hereunder, to the extent Sellers reasonably deem necessary in connection with its rights and obligations hereunder and to the extent any privileged information of the Purchaser will not be adversely affected.

          (d) The Indemnified Party shall assist and cooperate with the Indemnifying Party in the conduct of litigation, the making of settlements and the enforcement of any right of contribution to which the Indemnified Party may be entitled from any person or entity in connection with the subject matter of any litigation subject to indemnification hereunder. In addition, the Indemnified Party shall, upon request by the Indemnifying Party or counsel selected by the Indemnifying Party (without payment of any fees or expenses to the Indemnified Party or an employee thereof), attend depositions, hearings and trials, assist in the securing and giving of evidence, assist in obtaining the presence or cooperation of witnesses, and make available its own personnel; and shall do whatever else is necessary and appropriate in connection with such litigation. Subject to the right of the Indemnifying Party to control the litigation, the Indemnified Party shall not make any demand upon the Indemnifying Party or counsel for the Indemnifying Party in connection with any litigation subject to indemnification hereunder, except a general demand for indemnification as provided hereunder. If the Indemnified Party shall fail to perform such obligations as Indemnified Party hereunder or to cooperate with the Indemnifying Party in Indemnifying Party's defense of any suit or proceeding, such cooperation to include, without limitation, attendance at all depositions and the provision of all documents relevant to the defense of any claim, then, except where such failure does not have an adverse effect on the Indemnifying Party's defense of such claims, the Indemnifying Party shall be released from all of its obligations under this Agreement with respect to that suit or proceeding and any other claims which had been raised in such suit or proceeding.

          (e) Following indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to all Persons relating to the matter for which indemnification has been made.

          Section 9.5.   Exclusive. Any dispute arising under this Agreement or
                         ---------
in connection with or as a result of the transactions contemplated by this Agreement or any Damages or injury alleged to be suffered by either party as a result of the actions or failure to act by any other party shall, unless otherwise specifically stated, be governed solely and exclusively by the provisions of this Article IX.

          Section 9.6.  METHOD OF PAYMENT.
                         -----------------

          (a) Any amounts required to be paid to Purchaser by Sellers pursuant to Section 9.1 hereof shall be paid in cash.

          (b) Any amounts required to be paid to Sellers by Purchaser pursuant to Section 9.2 and Section 11.22 hereof or by virtue of any breach of any other agreements executed concurrently herewith or in connection with the Closing (the "Additional Amounts") shall be in the form of additional shares of BHC Preferred Stock (and/or, at the election of CPC, BHC Common Stock so long as CPC thereupon owns less than 20% of the outstanding BHC Common Stock) (the "Additional Shares") such that the value of the BHC Common Stock and BHC Preferred Stock theretofore issued pursuant to this Agreement (including pursuant to this Section 9.6), with such value being determined prior to the issuance of the Additional Shares (the "Original Value"), plus the value of the Additional Shares equals the Original Value plus the Additional Amounts after giving effect to the dilutive effects caused by the issuance of the Additional Shares, all as provided below. For example, assume that the value of the BHC Common Stock and BHC Preferred Stock held by Sellers prior to the issuance of Additional Shares is $50 million and that Sellers are entitled to receive $3 million from Purchaser pursuant to Section 9.2 hereof. In such case, BHC shall issue to Sellers a number of shares of BHC Preferred Stock (or BHC Common Stock as provided above) such that following the issuance of such shares (and after giving effect to the reduced value of the Original Shares as a result of the dilution caused by the issuance of the Additional Shares) Sellers shall hold BHC Common Stock and BHC Preferred Stock having a value of $53 million.

          (c) If at the time Additional Shares are to be issued pursuant to
Section 9.2(b) BHC Common Stock is not publicly traded, the number of Additional Shares to be issued to Sellers pursuant to Section 9.6(b) hereof shall be determined as provided in this Section 9.6(c). Promptly upon determination of the Additional Amounts, Parent and CPC shall attempt in good faith to agree upon the number of Additional Shares to be issued to Sellers. If the parties are unable to agree upon the number of Additional Shares to be issued to Sellers within 30 days of the date of the determination of the Additional Amounts, Parent and CPC shall each appoint one investment banker not affiliated with either party who is experienced in valuing businesses similar to Parent's business to determine the number of Additional Shares to be issued to Sellers, taking into account the reduced value of the Original Shares as a result of the dilutive effect of the issuance of Additional Shares. If the two investment bankers are unable to agree upon the number of Additional Shares to be issued to Sellers within 30 days, CPC and Parent shall deliver to the other their determination of the number of Additional Shares to be issued to Sellers and shall jointly select a third investment banker with the same qualifications to determine the number of Additional Shares to be issued to Sellers. If CPC and Parent are unable to agree upon the third investment banker, such investment banker shall be selected by an arbitrator selected pursuant to the commercial rules of the American Arbitration Association. The third investment banker shall select either the number of Additional Shares to be issued to Sellers submitted by CPC or the number of Additional Shares to be issued to Sellers submitted by Parent as the number of Additional Shares to be issued to Sellers. Promptly following the determination of the number of Additional Shares to be issued to Sellers, Parent shall issue to Sellers such Additional Shares. The fees and expenses of such investment bankers shall be borne by Parent.

         (d)   If at the time Additional Shares are to be issued pursuant to
Section 9.2(b) BHC Common Stock is publicly traded, the value of Additional Shares to be issued to Sellers pursuant to Section 9.6(b) shall be determined as provided in this Section 9.6(d). Promptly upon determination of the Additional Amounts, the Parent shall issue a press release stating, among other things, the amount owed to Sellers, that Additional Shares will be issued in satisfaction of such obligation and the method by which the value of the Additional Shares will be determined. The average closing price of the BHC Common Stock on the principal exchange on which it is traded or on the NASDAQ National Market System (or, if such stock is not so traded, then the average of the closing bid and asked prices of such stock) for the 20 business day period commencing five business days following the issuance of the press release shall then be determined (the "Average Price"). Promptly following the determination of the Average Price, the Parent shall issue to Sellers Additional Shares with an aggregate value (valuing each Additional Share at the Average Price) such that Sellers then hold BHC Common Stock and BHC Preferred Stock with an aggregate value (valuing each share at the Average Price) equal to the Original Value (for such purposes, the Original Value will be determined using the method of calculation for the Average Price, except that the 20 business day period shall be the 20 business days preceding the date of determination of the Additional Amounts plus the Additional Amounts.

          (e) For purposes of this Section 9.6, the value of a share of BHC Preferred Stock shall be deemed to be equal to the value of a share of BHC Common Stock.

          (f) Any payments required pursuant to this Section 9.6 shall be considered as adjustments to Purchase Price and shall not be considered a dividend.

                                 ARTICLE X

                            TAX AND MEDICARE MATTERS
                            ------------------------

          Section 10.1.  Federal, State and Local Taxes.  (a) The Sellers shall
                         ------------------------------
be responsible for the preparation and filing of the federal, state and local tax returns of the Sellers with respect to the Hospital Businesses for the periods ending prior to the Closing Date and with respect to periods which do not end prior to the Closing, for the portion of the period through the Closing Date, and Seller shall be responsible for all such taxes. Where applicable, CPC of Texas may be included in any federal consolidated income tax return or state or local consolidated or combined tax return for any affiliated group of which CPC is the common parent and for the consolidated or combined taxable year which includes the Closing Date. The Purchaser shall be responsible for the preparation and filing of federal, state and local tax returns with respect to the Hospital Businesses for periods ending on or after the Closing Date.

          (b) After the Closing, the parties shall cooperate with each other and shall make available to each other, as reasonably requested, all information, records or documents relating to tax liabilities or potential tax liabilities attributable to the Hospital Businesses for all periods prior to the Closing and shall preserve all such information, records and documents at least until the expiration of any applicable statute of limitations or extensions thereof. The parties shall also, upon reasonable prior notice, make available to each other as reasonably required, and at the reasonable cost of the requesting party (for out-of-pocket costs and expenses only), personnel responsible for preparing or maintaining information, records and documents in connection with tax matters.

          (c) In the event that the Purchaser receives written notice from an appropriate taxing authority of any pending or threatened examination, claim, settlement, proposed adjustment or related matter with respect to the taxes of the Sellers that could affect the Sellers or any affiliate of the Sellers, or if the Sellers or any affiliate of the Sellers receive written notice from an appropriate taxing authority of any such matters that could affect the Purchaser or any of its subsidiaries or respective affiliates, the party receiving notice shall notify in writing the potentially affected party within thirty (30) days following its receipt thereof. The failure of any party to give the notice required by this Section 10.1 shall not impair that party's rights under this Agreement except to the extent that the other party demonstrates that is has been materially prejudiced thereby.

          (d) In the case of any audit, examination or other proceeding (a "Proceeding") with respect to taxes for which the Seller is or may be liable pursuant to this Agreement, the Purchaser shall promptly inform the Sellers, and the Purchaser shall execute or cause to be executed powers of attorney or other documents necessary to enable the Sellers to take all actions desired by the Sellers with respect to such Proceeding to the extent such Proceeding may affect the amount of taxes for which the Sellers are liable pursuant to this Agreement. The Sellers shall have the right to control any such Proceeding, and, if there is a reasonable basis therefor, to initiate any claim for refund, file any amended return or take any other action that they deem appropriate with respect to such taxes. All costs and expenses incurred in connection with any such Proceeding shall be borne by the Sellers, and the Purchaser shall be reimbursed by the Sellers for any and all reasonable direct costs and expenses incurred by them in connection with such Proceeding.

          (e) In order to avoid withholding tax in the sale proceeds allowable to the sale of the Real Property, at the Closing the Seller shall provide the Purchaser with Code Section 1445 Certifications evidencing that each Seller is not a foreign person.

          SECTION 10.2.  MEDICARE AND MEDICAID, ETC. RECEIVABLES AND PAYABLES.
                         ----------------------------------------------------
(a) In respect of Medicare, Medicaid, CHAMPUS, and cost-based Blue Cross cost reports, the Purchaser shall be entitled to, and be responsible for, any Medicare, Medicaid, CHAMPUS and cost-based Blue Cross receivables or payables relating to the Hospitals except for receivables and payables relating to Medicare recapture.

          (b) The Purchaser and the Sellers agree that the Purchaser shall be responsible for filing Medicare provider, Medicaid provider, CHAMPUS provider and cost-based Blue Cross provider cost reports or forms for the Hospitals for cost reporting Periods ended after the Closing Date. Any terminating cost reports due as a result of the transactions contemplated hereby and the cost reports for periods ended prior to the Closing Date shall be prepared and filed by the Sellers.

          (c) The Purchaser shall acquire the Sellers' interest in and be responsible for Medicare and Medicaid provider appeals related to the Hospitals, both individual as well as group appeals, as those terms are defined in Part I, section 2920 of the Provider Reimbursement Manual published by the health care financing administration; provided that (i) for group appeals involving home
                          --------
office costs of the Sellers or their affiliates, home office equity of the Sellers or their affiliates and all intercompany transactions, for cost reporting periods ended on or prior to the closing date, the Sellers shall have the sole control of, and discretion to make any and all decisions related to, such group appeals, including without limitation, determination of reimbursement issues to appeal, content of position papers, venue, legal counsel, and whether to continue the appeal, and (ii) for such group appeals, the Sellers shall not charge the Purchaser for Sellers' proportionate costs of the appeal. The Purchaser shall pay all amounts due to, and be entitled to receive all amounts due from, the Medicare or Medicaid programs in respect of all appeals, including the Hospitals' proportionate interests in any group appeals controlled by the Sellers. The Sellers' detailed records related to home office and intercompany transaction group appeals are proprietary and shall not be subject to disclosure to the Purchaser.

          (d) The Purchaser agrees that it shall not file or cause to be filed any amended cost reports in any Seller's name for periods ending prior to the Closing Date, in respect of any home office and intercompany transaction group appeals, without the prior written consent of such Seller, such Seller having sole discretion as to the filing of such amended cost reports.

          (e) Following the Closing, the parties shall cooperate with each other and, except as limited by section 10.2(c) above, shall make available to each other, as reasonably requested, and to any Medicare/Medicaid, CHAMPUS or cost-based Blue Cross authority, all information, records or documents relating to the Medicare, Medicaid, CHAMPUS and cost-based Blue Cross receivables and payables of the Hospitals and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof. The parties shall also make available to each other as is reasonably required, and at the cost of the requesting party, personnel responsible for preparing or maintaining information, records and documents in connection with such matters.

          (f) Any funds received by the Sellers, on the one hand, or the Purchaser, on the other hand, due to the other under Section 10.2 shall be paid to such party within thirty (30) days after receipt thereof.

          (g) The Sellers and the Purchaser agree that the values determined as set forth on Schedule 1.6 represent fair market values of the Assets and that
             ------------
these same values will be used for Medicare, Medicaid, CHAMPUS and cost-based Blue Cross cost reporting purposes.

          (h) The parties represent to each other that the transactions set forth herein reflect an arm's length transaction between the Sellers and the Purchaser, that neither party to a significant extent is associated or affiliated with, or has control of, or is controlled by, the other party.

          Section 10.3.  Effect of Certain Audit Adjustments. (a) In the event
                         -----------------------------------
that any income tax audit of either (i) the affiliate group of corporations of which CPC is the common parent undergoes tax audit adjustments for any taxable period that includes the Closing Date, then:

          (i) If such adjustment results in post Closing Date deductions, losses or credits to CPC of Texas, or to any affiliate group of which CPC of Texas is a member, then, Purchaser shall remit to Sellers as a purchase price adjustment an amount equal to the Actual Tax Benefit (defined below) received.

          (ii) If such adjustment results in post Closing Date income, gains or reduction in credits, then Sellers shall remit to Purchaser an amount equal to the Actual Tax Detriment (defined below) incurred.

          (b) In the event that, by reason of taxpayer elections or otherwise, Purchaser, CPC of Texas or any affiliate group of which CPC of Texas is a member shall either (i) obtain a refund of taxes paid by Sellers, any affiliated group of which CPC is now or was the common parent, or any tax return or tax reporting group of corporations that included CPC of Texas, or (ii) utilize available tax loss carry forwards or credits of such taxpayer or groups of taxpayer, then Purchaser shall pay CPC as a purchase price adjustment an amount equal to the Actual Tax Benefit received as a result of the foregoing circumstance.

          (c) For purposes of this Section, the term "Actual Tax Benefit" shall mean the greater of (i) the deduction or loss recognized, multiplied by the tax rate applicable to Parent with respect to ordinary income or capital gain, (ii) the cash received (in the case of a tax refund), or (iii) the tax savings (in the case of a credit). For purposes of this Section, the term "Actual Tax Detriment" means the greater of the income or gain recognized multiplied by the tax rate applicable to Parent with respect to ordinary income or capital gain, (ii) the cash paid (in case of a tax payment), or (iii) the tax loss (in the case a tax credit is offset).

          (d) Payments hereunder shall be made within ten (10) days of the date of filing of the tax return with respect to which any tax benefit is obtained or on the first business day following receipt of any cash refund or credit.

          Section 10.4.  Nature of Payments. Any payments required to be made
                         ------------------
pursuant to this Article X shall be considered as adjustments to the Purchase Price and not as a dividend.

                                   ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

          Section 11.1.  Expenses. In the event that the transactions
                         --------
contemplated by this Agreement are not consummated, all expenses of the preparation and consummation of this Agreement and the sale of the Assets, including, without limitation, counsel fees, accounting fees, and investment advisors' fees and disbursements ("Transaction Expenses"), shall be borne by the respective parties incurring such expense. In the event that the transactions contemplated by this Agreement are consummated, all Transaction Expenses, other than the fees of Dean Witter and all costs and expenses incurred by Seller as a result of its obligations as a company registered under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), together with all costs of transfer of the Assets, including sales, use and transfer taxes, and the fees of Cronus Partners, Inc. shall be paid by Purchaser. The fees and expenses of Dean Witter and all costs and expenses incurred by Seller as a result of its obligations as a company registered under the 1934 Act, as amended, shall be paid by Seller. In the event that the transactions contemplated by this Agreement are not consummated, the fees and expenses of Cronus Partners shall be borne equally by Purchaser and Sellers.

          Section 11.2.  Severability.  If any provision of this Agreement is
                         ------------
held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the Seller or the Purchaser under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          Section 11.3.  Notices.  All notices, demands and other communications
                         -------
hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by certified mail, return receipt requested, postage prepaid or sent by Federal Express or other nationally recognized overnight courier or sent by facsimile or telecopy transmission.

          (i)  If to the Purchaser:

               c/o Behavioral Healthcare Corporation
               102 Woodmont Boulevard, Suite 500
               Nashville, Tennessee 37205
               Facsimile No.: 615/269-5397

                    Attention:  Edward A. Stack, President

               With a copy to:

               Waller Lansden Dortch & Davis
               A Professional Limited Liability Company
               511 Union Street, Suite 2100
               Nashville, Tennessee 37219
               Facsimile No.: 615/244-6804

                    Attention: William F. Carpenter III

          (ii) If to any Seller:

               Community Psychiatric Centers
               5110 West Sahara Avenue
               Las Vegas, Nevada 89102
               Facsimile No.:  702/257-3601

                    Attention: Richard L. Conte, President

               With copies to:

               Community Psychiatric Centers
               5110 West Sahara Avenue
               Las Vegas, Nevada 89102
               Facsimile No.: 702/257-3601

                    Attention: Julia L. Kopta, General Counsel

               and

               Christensen, White, Miller, Fink,
               Jacobs, Glaser & Shapiro, LLP
               2121 Avenue of the Stars
               Eighteenth Floor
               Los Angeles, California 90067
               Facsimile No.:  310/556-2920

                    Attention: Stephen D. Silbert

or to such other address or facsimile or telecopy number as either the Purchaser or the Sellers may designate by notice to the other party hereto. Notice required or permitted by this Agreement to be given to any Seller may be properly given only to CPC, and Notice required or permitted by this Agreement to be given to any Purchaser may be properly given only to Parent.

          A notice or other communication shall be deemed to be duly received:

          (a) if delivered in person or sent by express service, when left at the address of the recipient;

          (b) if sent by certified mail, when delivered or refused for delivery, as evidenced by the return receipt; and

          (c) if sent by facsimile or telecopy, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile or telecopy was sent indicating that the facsimile or telecopy was sent in its entirety to the recipient's facsimile or telecopy number;

provided that if a notice or other communication is served by hand, or is
--------
received by facsimile or telecopy on a day which is not a business day, or after 5:00 p.m. on any business day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first business day thereafter.

          Section 11.4.  Effective Time.  The Closing and the other transactions
                         --------------
contemplated hereby shall be effective for accounting and all other purposes as of 12:01 a.m. (local time at the locality of each Hospital) on the date of Closing (the "Effective Time"), unless otherwise agreed in writing by the Seller and the Purchaser.

          Section 11.5.  Tax and Medicare Effect.  Neither of the parties (nor
                         -----------------------
such party's counsel or accountants) has made or is making any representations to any other party (nor such party's counsel or accountant) concerning any of the tax or Medicare effects of the transactions provided for in this Agreement and each party hereto represents that it has obtained, or may obtain, independent tax and Medicare advice with respect thereto and upon which it, if so obtained, has solely relied.

          Section 11.6.  Schedules.  The Schedules and all Exhibits and
                         ---------
documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein. Any reference in this Agreement to a specific Section shall also be deemed a reference to that portion of the Schedule and other documents referenced herein relating to such Section.

          Section 11.7.  Governing Law.  The validity and construction of this
                         -------------
Agreement shall be governed by the substantive laws of the State of Tennessee without regard to any conflict of laws provisions.

          Section 11.8.  Section Headings.  The Section headings are for
                         ----------------
reference only and shall not limit or control the meaning of any provision of this Agreement.

          Section 11.9.  Waiver and Amendments.  Any term or provision of this
                         ---------------------
Agreement may be waived at any time by the party which is entitled to the benefits thereof and any terms or provisions of this Agreement may be amended or supplemented at any time. No such waiver, amendment or supplement shall be effective unless in writing and signed by the party or parties necessary thereto. No delay or omission on the part of either party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement. Neither party shall be required to give notice in order to restore or revise either (i) time being of the essence hereof, or (ii) any other covenant or condition, after such party has waived a default in one or more instances.

          Section 11.10. Binding on Successors and Assigns. Subject to Section
                         ---------------------------------
11.14, this Agreement shall inure to the benefit of and bind the respective legal representatives, successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement or their respective legal representatives, successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such legal representatives, successors and assigns, and not for the benefit of any other person.

          Section 11.11. Time of Essence.  Time is of the essence in the
                         ---------------
performance of this Agreement.

          Section 11.12. Counterparts.  This Agreement may be executed in any
                         ------------
number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

          Section 11.13. Press Releases.  At all times at or before the Closing,
                         --------------
the Sellers, on the one hand, and the Purchaser, on the other hand, will consult with the other before issuing or making any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to obtain the other party's approval of the text of any public report, statement or release to be made on behalf of such party.

          Section 11.14. Assignment.  Neither party hereto shall assign this
                         ----------
Agreement or any rights, obligations or duties hereunder without first obtaining the written consent of the other party, provided, notwithstanding the foregoing,
                                        --------
the Parent may direct the Seller to convey the Assets in respect of any particular Hospital or Hospitals to the BHC Subs.

          Section 11.15. CON Disclaimer. This Agreement shall not be deemed to
                         --------------
be an acquisition or obligation of a capital expenditure or of funds within the meaning of the certificate of need law of any state, until the appropriate governmental agencies shall have granted a certificate of need or other appropriate approval or ruled that no certificate of need or other approval is required.

          Section 11.16. Supplements to the Schedules. The Sellers and the
                         ----------------------------
Purchaser may, and may be required to, from time to time prior to the Closing supplement the Schedules to this Agreement. Subject to the termination rights of the parties set forth in Section 8.1, such supplements shall be deemed to have been made as of the date of this Agreement for all purposes under this Agreement.

          Section 11.17. Survival.  The representations and warranties of the
                         --------
Purchaser and the Seller shall survive the Closing.

          Section 11.18. Entire Agreement. This Agreement and the Schedules,
                         ----------------
Exhibits and documents delivered pursuant hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof and supersede all prior negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except for any agreements or letters dated as of the date hereof and except as specifically set forth herein.

          Section 11.19. Drafting.  No provision of this Agreement shall be
                         --------
interpreted for or against either party hereto on the basis that such party was the draftsman of such provision, both parties having participated equally in the drafting hereof, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          Section 11.20. Consented Assignment. Anything contained herein or
                         --------------------
therein to the contrary notwithstanding, as between the Purchaser and third parties, this Agreement and the Assignment and Undertakings shall not constitute an assignment or an agreement to assign any claim, right, contract, license, lease, commitment, sales order or purchase order if an attempted assignment thereof without the consent of another party thereto would constitute a breach thereof or in any material way affect the rights of the Sellers thereunder, unless such consent is obtained; provided that, as between the Purchaser and the
                                 --------
Sellers, such assignments or agreements shall be valid and binding. If such consent is not obtained, or if an attempted assignment would be ineffective or would materially affect the Sellers' rights thereunder so that the Purchaser would not in fact receive all such rights, the Seller shall cooperate in any reasonable arrangement designed to provide for the Purchaser the benefits under any such claim, right, contract, license, commitment, sales order or purchase order, including, without limitation, enforcement of any and all rights of the Seller against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

          Section 11.21. Consents, Approvals and Discretion. Except as herein
                         ----------------------------------
expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

          Section 11.22. Legal Fees and Costs.  In the event either party elects
                         --------------------
to incur legal expenses to enforce or interpret any provision of this Agreement or any other agreements executed concurrently herewith or in connection with the Closing, the prevailing party will be entitled to recover such legal expenses, including, without limitation, reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

          Section 11.23.  Interest.  Unless otherwise provided to the contrary
                          --------
in this Agreement, any payment required to be made by any party pursuant to this Agreement, if not paid before thirty days after the date such payment is required to be made (such 30th day being the "Interest Commencement Date"), shall include interest from the Interest Commencement Date to the day such payment is made, computed at an interest rate equal to the rate paid by Purchaser from time to time under the financing referred to in Section 7.7. All requests for payment pursuant to this Section shall be accompanied by a certificate of an officer of the party entitled to receive such payment setting forth the amount of the payment due pursuant to this Agreement (without regard to any amounts payable through operation of this Section), the applicable Interest Commencement Date and the applicable interest rate.

          Section 11.24. Omissions to Schedules and Exhibits.  In the case of
                         -----------------------------------
any contract, obligation or other item required to be reflected on an exhibit or schedule to this Agreement which is omitted therefrom (an "Omitted Item"), the Omitted Item will be deemed to be properly included in such exhibit or schedule as of the date hereof provided that (i) the Omitted Item was incurred or entered into or arose in the regular and ordinary course of business, reasonably consistent with prior practice, (ii) it does not require the expenditure of future sums in excess of $50,000 and (iii) it was omitted inadvertently and in good faith.


                                  ARTICLE XII

                                 NONCOMPETITION
                                 --------------

          Section 12.1.  Noncompetition.  (a) The Sellers recognize that (i) the
                         --------------
Purchaser's entering into this Agreement is induced primarily because of the covenants and assurances made by the Sellers hereunder, (ii) the Sellers' covenant not to compete is necessary to insure the continuation of the Hospital Businesses subsequent to the Closing, and (iii) irreparable harm and damage will be done to the Purchaser in the event that the Sellers, or the Sellers' affiliates, compete with the Purchaser within the area or areas specified in this Section. Therefore, in consideration of the premises and as an inducement for the Purchaser to enter into this Agreement and consummate the transactions contemplated herein, the Sellers agree that, for a period of three (3) years from and after the Closing Date, the Sellers, their affiliates (other than affiliates which become affiliates as a result of the acquisition of stock or assets of CPC or one or more Sellers) (the "Regulated Persons") will not own, lease, manage or operate any psychiatric hospitals, beds or units within the 25-mile radiuses of the Hospitals or any facility operated by Purchaser on the Closing Date (the "Proscribed Area"). Notwithstanding the foregoing, the Regulated Persons may own, lease, manage and operate beds and/or units within the Proscribed Area: (a) in any non-psychiatric hospital acquired by the Regulated Person, provided that Purchaser has been offered a right of first refusal to manage the psychiatric services provided at such hospital on then reasonably customary terms (provided that Sellers shall not enter into any agreement to manage such psychiatric services on terms less favorable to Seller than those last offered to Purchaser) and (b) at THC New Orleans. The parties agree that no portion of the Purchase Price shall be allocated to the noncompetition covenant contained in this Article XII.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                         ENTITIES CONSTITUTING THE "SELLER"

                         COMMUNITY PSYCHIATRIC CENTERS


                         By:_______________________________

                         Title:____________________________


                         COMMUNITY PSYCHIATRIC CENTERS OF
                         CALIFORNIA, INC.


                         By:_______________________________

                         Title:____________________________


                         COMMUNITY PSYCHIATRIC CENTERS PROPERTIES
                         INCORPORATED



                         By:_______________________________

                         Title:____________________________


                         COMMUNITY PSYCHIATRIC CENTERS OF
                         FLORIDA, INC.



                         By:_______________________________

                         Title:____________________________


                         FLORIDA HOSPITAL PROPERTIES, INC.


                         By:_______________________________

                         Title:____________________________

                         COMMUNITY PSYCHIATRIC CENTERS OF IDAHO,
                         INC.



                         By:_______________________________

                         Title:____________________________



                         COMMUNITY PSYCHIATRIC CENTERS OF NORTH
                         CAROLINA, INC.



                         By:_______________________________

                         Title:____________________________


                         CPC PROPERTIES OF NORTH CAROLINA, INC.



                         By:_______________________________

                         Title:____________________________



                         COMMUNITY PSYCHIATRIC CENTERS OF KANSAS, INC.



                         By:_______________________________

                         Title:____________________________


                         CPC PROPERTIES OF KANSAS, INC.



                         By:_______________________________

                         Title:____________________________

                         CPC OF LOUISIANA, INC.



                         By:_______________________________

                         Title:____________________________


                         CPC PROPERTIES OF LOUISIANA, INC.



                         By:_______________________________

                         Title:____________________________


                         COMMUNITY PSYCHIATRIC CENTERS PROPERTIES OF TEXAS, INC.



                         By:_______________________________

                         Title:____________________________


                         COMMUNITY PSYCHIATRIC CENTERS OF UTAH, INC.



                         By:_______________________________

                         Title:____________________________


                         CPC PROPERTIES OF UTAH, INC.



                         By:_______________________________

                         Title:____________________________

                         COMMUNITY PSYCHIATRIC CENTERS OF ARKANSAS, INC.



                         By:_______________________________

                         Title:____________________________


                         CPC PROPERTIES OF ARKANSAS


                         By:_______________________________

                         Title:____________________________


                         COMMUNITY PSYCHIATRIC CENTERS OF MISSISSIPPI, INC.



                         By:_______________________________

                         Title:____________________________


                         CPC PROPERTIES OF MISSISSIPPI, INC.



                         By:_______________________________

                         Title:____________________________


                         COMMUNITY PSYCHIATRIC CENTERS OF MISSOURI, INC.


                         By:_______________________________

                         Title:____________________________

                         CPC PROPERTIES, INC.


                         By:_______________________________

                         Title:____________________________



                         OLD ORCHARD HOSPITAL, INC.


                         By:_______________________________

                         Title:____________________________



                         CPC PROPERTIES OF ILLINOIS, INC.


                         By:_______________________________

                         Title:____________________________



                         COMMUNITY PSYCHIATRIC CENTERS OF INDIANA, INC.


                         By:_______________________________

                         Title:____________________________



                         CPC PROPERTIES OF INDIANA, INC.

                         By:_______________________________

                         Title:____________________________


                         CPC MANAGED CARE HEALTH SERVICES, INC.,


                         By:_______________________________

                         Title:____________________________

                         COMMUNITY BEHAVIORAL HEALTH SYSTEMS


                         By:_______________________________

                         Title:____________________________



                         PARENT

                         BEHAVIORAL HEALTHCARE CORPORATION



                         By:_______________________________

                         Title:____________________________